SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential,  for  Use of the  Commission  Only  (as  permitted  by  Rule
         14a-6(e)(2))
[ ]   Definitive Proxy  Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting  Material  Pursuant to ss.  240.14a-11(c)  or ss. 240.14a-12
          Swift Energy Managed Pension Assets Partnership 1991-A, Ltd.
                (Name of Registrant as Specified In Its Charter)

                              Swift Energy Company
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
            Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule
            14a-6(i)(4).
      Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
      1)     Title of each class of securities to which transaction applies:
                            Limited Partnership Units
      2)     Aggregate number of securities to which transaction applies:
                                    14,489.86
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                   $2.81-$7.74
           Estimate based on estimated value of the underlying assets
      4)     Proposed maximum aggregate value of transaction:
                                    $112,200
      5)     Total fee paid:
                                     $22.44
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)     Amount Previously Paid:
             -------------------------------------------------------------------
      2)     Form, Schedule or Registration Statement No.:
             -------------------------------------------------------------------
      3)     Filing Party:
             -------------------------------------------------------------------
      4)     Date Filed:
             -------------------------------------------------------------------

                                                                   May ___, 1997




Dear Limited Partner:

         Enclosed is a proxy statement and related information pertaining to a proposal to sell all of the Partnership's properties and dissolve and liquidate the Partnership. In order for the sale and liquidation to take place, Limited Partners holding a majority of the outstanding Units must approve this proposal. The Managing General Partner recommends that you vote in favor of such sale and liquidation for a number of reasons.

         Swift Energy Managed Pension Assets Partnership 1991-A, Ltd. has been in existence for over six years, and most of the properties underlying its net profits interest were purchased by 1991. All economically feasible enhancement opportunities have already been implemented by the Partnership's companion partnership on the properties in which the Partnership owns non-operating interests. Consequently, the Partnership's interest in proved reserves that can be produced without requiring further expenditures is quite low. The net profits received by the Partnership have been reduced by amounts used by its companion partnership to pay operating and enhancement costs, and the balance of these excess costs exceed estimates of future net profits available to the Partnership, and significantly reduce the value of the Partnership's reserves. Thus, even if oil and gas prices were unusually high, there would be very little impact upon the Partnership's ultimate economic performance. To continue operation of the Partnership means that Partnership administrative expenses
(such as costs of audits, reserve reports, and Securities and Exchange Commission filings), as well as the cost of operating the properties in which the Partnership owns an interest, will continue while revenues decrease and thus will increase excess costs. Thus, approval of the current sale of the Partnership's Property Interests is likely to result in higher levels of liquidating distributions to Limited Partners than the present value of any cash received in future years from continued operation of the Partnership.

         If Limited Partners holding a majority of the Units approve this proposal, the Managing General Partner will attempt to complete the sale of all Partnership properties by the end of 1997.

         Included in this package are the most recent financial and other information prepared regarding the Partnership. If you need any further material or have questions regarding this proposal, please feel free to contact the Managing General Partner at (800) 777-2750.

         We urge you to complete your Proxy and return it immediately, as your vote is important in reaching a quorum necessary to have an effective vote on this proposal. Enclosed is a green Proxy, along with a postage-paid envelope addressed to the Managing General Partner for your use in voting and returning your Proxy. Thank you very much.


                                                       SWIFT ENERGY COMPANY,
                                                       Managing General Partner

                                                       By:
                                                          ----------------------
                                                          A. Earl Swift
                                                          Chairman

              Swift Energy Managed Pension Assets Partnership 1991-A, Ltd.
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                            To be held July ___, 1997


         Notice is hereby given that a special meeting of limited partners of Swift Energy Managed Pension Assets Partnership 1991-A, Ltd. (the "Partnership") will be held at 16825 Northchase Drive, Houston, Texas, on July ___, 1997 at 4:00 p.m. Central Time to consider and vote upon:

         The adoption of a proposal for (a) sale of substantially all of the assets of the Partnership (consisting of its net profits interest) including the possible purchase in certain circumstances of the Partnership's net profits interests by the Managing General Partner, and (b) the dissolution, winding up and termination of the Partnership (the "Termination"). All asset sales and the Termination comprise a single proposal (the "Proposal"), and a vote in favor of the Proposal will constitute a vote in favor of each of these matters.

         A record of limited partners of the Partnership has been taken as of the close of business on May ___, 1997, and only limited partners of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof.

         If you do not expect to be present in person at the meeting or prefer to vote by proxy in advance, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope which has been provided for your convenience. The prompt return of the proxy card will ensure a quorum and save the Partnership the expense of further solicitation.

                                                       SWIFT ENERGY COMPANY,
                                                       Managing General Partner

                                                       By:
                                                          ----------------------
                                                          JOHN R. ALDEN
                                                          Secretary
May ___, 1997

                                TABLE OF CONTENTS


SUMMARY  ......................................................................1

GENERAL INFORMATION............................................................4
         Documents Included....................................................4
         Vote Required.........................................................4
         Proxies; Revocation...................................................4
         Dissenters' Rights....................................................4
         Solicitation..........................................................5

RISK FACTORS...................................................................5

THE PROPOSAL...................................................................6
         General  .............................................................6
         Partnership Financial Performance and Condition.......................6
         Anticipated Impact of Property Sales and Liquidation..................9
         Estimates of Liquidating Distribution Amount.........................10
         Comparison of Sale Versus Continuing Operations......................12
         Reasons for the Proposal.............................................12
         The A.P. Olmos Field.................................................13
         Auction Procedure....................................................14
         Fair Market Value Opinion of J.R. Butler & Company...................14
         Simultaneous Proposal to Operating Partnerships......................15
         Steps to Implement the Proposal......................................16
         Impact on the Managing General Partner...............................18
         Recommendation of the Managing General Partner.......................18

FEDERAL INCOME TAX CONSEQUENCES...............................................18
         General  ............................................................18
         Tax Treatment of Tax Exempt Plans....................................19
         Tax Treatment of Limited Partners Subject to Federal Income Tax
            Due to Debt-financing or Who are Not Tax Exempt Plans.............20
         Taxable Gain or Loss Upon Sale of Properties.........................21
         Liquidation of the Partnership.......................................21
         Capital Gains Tax....................................................22
         Passive Loss Limitations.............................................22

BUSINESS OF THE PARTNERSHIP...................................................23
         Reserves ............................................................23
         The Managing General Partner.........................................24
         Transactions Between the Managing General Partner and the
            Partnership.......................................................24
         No Trading Market....................................................25
         Principal Holders of Limited Partner Units...........................25
         Approvals............................................................25
         Legal Proceedings....................................................25

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND ATTACHMENT OF SUCH
         INFORMATION HERETO...................................................25

OTHER BUSINESS................................................................26

              Swift Energy Managed Pension Assets Partnership 1991-A, Ltd.
                        16825 Northchase Drive, Suite 400
                            Houston, Texas 77060-9468
                                 (281) 874-2700


                    ----------------------------------------
                                 PROXY STATEMENT
                    ----------------------------------------

                                     SUMMARY

         This Proxy Statement is being provided by Swift Energy Company, a Texas corporation (the "Managing General Partner") in its capacity as the Managing General Partner of Swift Energy Managed Pension Assets Partnership 1991-A, Ltd. a Texas limited partnership (the "Partnership"), to holders of units of limited partnership interests representing an initial investment of $100 per Unit in the Partnership (the "Units"). This Proxy Statement and the enclosed proxy are provided for use at a special meeting of limited partners (the "Limited Partners"), and any adjournment of such meeting (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas, at 4:00 p.m. Central Time on July ___, 1997. The Meeting is called for the purpose of considering and voting upon a proposal to (a) sell substantially all of the assets of the Partnership (consisting of its net profits interest), including the possible purchase of the Partnership's net profits interests by the Managing General Partner, and (b) dissolve, wind up and terminate the Partnership (the "Proposal"), in accordance with the terms and provisions of Article XVI of the Partnership's Limited Partnership Agreement dated March 31, 1991 (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Proxy Statement and the enclosed proxy are first being mailed to Limited Partners on or about May ___, 1997.

         Under Article XVI.C of the Partnership Agreement, the affirmative vote of Limited Partners holding at least 51% of the Units then held by Limited Partners as of the Record Date (as defined) is required for approval of the Proposal. Each Limited Partner appearing on the Partnership's records as of May ___, 1997 (the "Record Date"), is entitled to notice of the Meeting and is entitled to one vote for each Unit held by such Limited Partner. Under Article XX.H of the Partnership Agreement, the Managing General Partner may not vote its Units for matters such as the Proposal. The Managing General Partner currently owns approximately 1.21% of all outstanding Units. Therefore, the affirmative vote of holders of 51% of the remaining Units is required to approve the proposed sale.

         The working interest in the producing oil and gas properties in which the Partnership owns the Property Interests is owned by an affiliated companion partnership (the "Operating Partnership"). The Partnership's assets consist of a net profits interest that covers multiple working interests, and which may be divided into multiple net profits interests if the Operating Partnership separately sells one or more of its working interests burdened by the net profits interest (the "Property Interests"). Upon approval of the Proposal by the Limited Partners, the Managing General Partner intends to sell substantially all of the Partnership's Property Interests, together with the Operating Partnership's working interests in the same properties, in a sale or series of sales, use the proceeds to pay or provide for the payment of liabilities, and then wind up the affairs of the Partnership. The Partnership's Property Interests cover 180 wells. The total PV10 value of the Partnership's remaining reserves as of December 31, 1996 is $238,256, before reduction for excess costs. The bulk of the Partnership's remaining reserves are in the AWP Olmos Field in McMullen County, Texas, which comprises approximately 87% of the value of the Partnership's remaining reserves, before reduction for excess costs. During 1996, approximately 78% of the Partnership's revenue was attributable to natural gas production. For more information, see the attached Annual Report on Form 10-K for the year ended December 31, 1996 and the Form 10-Q for the first quarter of 1997.

         It is highly likely that the Property Interests will be sold in a series of sales rather than in a single transaction. The Managing General Partner anticipates that most of the Partnership's Property Interests will be sold in auctions (together with the working interest owned by the Operating Partnership) conducted by the Oil & Gas Asset Clearinghouse (the "O&G Clearinghouse"), or a similar company engaged in auctions of oil and gas properties, although some of the Partnership's Property Interests may be sold in negotiated transactions. The Managing General Partner will not begin the sales process until the Proposal has been approved by the Limited Partners. A minimum auction price will be set for sale of certain of the Operating Partnership's working interest and the Partnership's Property Interest in the same field. In those instances in which the Managing General Partner has an interest in purchasing the Partnership's Property Interests or believes that it may be in a position to pay a higher price than acquirable at auction, the Managing General Partner will obtain an independent appraisal of the value of the Property Interest by an independent Consultant, J.R. Butler. A purchase of such property by the Managing General Partner will take place only if the Property Interest is first offered at auction. Bids over the minimum price from third parties will be accepted at auction. If no third party purchases these Property Interests at auction at prices above the minimum bid, then the Managing General Partner will purchase those interests for the minimum bid amount set by the third party appraisals.

         The properties to be offered at auction include the Partnership's Property Interests in the AWP Olmos Field. The Managing General Partner intends to obtain an independent appraisal of the value of the Partnership's Property Interest in the AWP Olmos Field by J.R. Butler, the independent Consultant, and to purchase such Property Interest at auction if no third party offers the minimum bid, in accordance with the procedures discussed above.

         The Managing General Partner is asking for approval of the Proposal prior to offering the Partnership's Property Interests for sale, and thus before the sales prices for Partnership properties are known, to avoid delay in selling the Property Interests. Furthermore, as the Managing General Partner must sell the Partnership's Property Interests in its oil and gas properties together with the working interests in those same properties owned by the Operating Partnerships and several other Partnerships which it manages, solicitation of approval of each purchase offer from all of the partnerships would be impractical.

          It is possible, though unlikely, that less than all of the Partnership's Property Interests will be sold. See "The Proposal--Steps to Implement the Proposal--Negotiated Sale." The Managing General Partner anticipates that the majority of sales will be made by the end of 1997. The sale of Partnership Property Interests that account for at least 662/3% of the total value of the Partnership Property Interests will cause the Partnership to dissolve automatically under the terms of the Partnership Agreement and the Texas Act. Any Partnership Property Interests that are not sold pursuant to an auction may be sold pursuant to a negotiated sale.

         Currently there are no buyers for the Property Interests and the price at which they will be sold has not yet been determined. The Managing General Partner cannot accurately predict the prices at which the Property Interests ultimately will be sold. It is not expected that there will be any significant distributions to Limited Partners for an extended period if the Proposal is not adopted. If the Proposal is adopted, the Limited Partners should receive a final liquidating distribution, although if unanticipated events or precipitous price drops were to occur, the receipt of a final distribution or the amount thereof is not assured. See "The

Proposal--Estimates of Liquidating Distribution Amount." In addition to the foregoing, there are some risks involved in the Proposal. See "Risk Factors."

         If the Proposal is not approved by Limited Partners holding 51% or more of the Units held by Limited Partners, the Partnership will continue to exist. In that event, however, due to the expected decline in revenues, the Managing General Partner estimates that a portion of the Partnership's Property Interests will need to be sold in order to cover future direct costs, operating costs and administrative costs.

         The Managing General Partner receives operating fees for wells in which the Partnership has a net profits interest and for which the Managing General Partner or its affiliates serve as operator. It is anticipated that, due to the sale of interests in wells by the Operating Partnership, the Managing General Partner will no longer serve as operator for a number of the wells in which the Partnership has a net profits interest. To the extent that the operator changes because of a change in ownership of the properties, the Managing General Partner will lose the revenues it currently earns as operator. The Managing General Partner believes, however, that it will be positively affected, on the other hand, by liquidation of the Partnership, on the basis of its ownership interest in the Partnership. See "The Proposal--Estimates of Liquidating Distribution Amount," and "The Proposal--Impact on the Managing General Partner."

       LIMITED PARTNERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED
      PROXY CARD AND TO RETURN IT TO THE MANAGING GENERAL PARTNER NO LATER
                          THAN _________________, 1997.

                               GENERAL INFORMATION

Documents Included

         The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 and its quarterly report on Form 10-Q for the first quarter of 1997 are included with this Proxy Statement and incorporated herein by reference. See "Incorporation of Certain Information By Reference and Attachment of Such Information Hereto." Additionally, a reserve report dated May 20, 1997, prepared as of December 31, 1996, and audited by H. J. Gruy & Associates, is attached hereto together with the appraisal of J. R. Butler and Company of the fair market value of the Partnership's Property Interests in the AWP Olmos Field.

Vote Required

         According to the terms of the Partnership Agreement, approval of the Proposal requires the affirmative vote by the holders of at least 51%of the Units held by Limited Partners. Therefore, an abstention by a Limited Partner will have the same effect as a vote against the Proposal. This solicitation is being made for votes in favor of the Proposal (which will result in liquidation and dissolution). As of the Record Date, 14,489.86 Units were outstanding and were held of record by 169 Limited Partners (excluding the Managing General Partner's Units). Each Limited Partner is entitled to one vote for each Unit held in his name on the Record Date. Accordingly, the affirmative vote of holders of at least 7,389.83 Units is required to approve the Proposal. The Managing General Partner holds 175 Units, but, in accordance with Article XX.H of the Partnership Agreement, the Managing General Partner may not vote its Units. The Managing General Partner's non-vote, in contrast to abstention by Limited Partners, will not affect the outcome, because for purposes of adopting the Proposal its Units are excluded from the total number of voting Units.

         The Limited Partners should be aware that once they approve the Proposal pursuant to this Proxy Solicitation, they will have no opportunity to evaluate the actual terms of any specific purchase offers for the Partnership's Property Interests. See "The Proposal - General" herein. See "The Proposal -- Reasons for the Proposal" and "The Partnership -- Transactions Between the Managing General Partner and the Partnership."

Proxies; Revocation

         If a proxy is properly signed and is not revoked by a Limited Partner, the Units it represents will be voted in accordance with the instructions of the Limited Partner. If no specific instructions are given, the Units will be voted FOR the Proposal. A Limited Partner may revoke his proxy at any time before it is voted at the Meeting. Any Limited Partner who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, a Limited Partner must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston Texas 77060 prior to the time the vote is taken.

Dissenters' Rights

         Limited Partners are not entitled to any dissenters' or appraisal rights in connection with the approval of the Proposal. Dissenting Limited
Partners  are  protected  under  state law by virtue  of the  fiduciary  duty of
general   partners  to  act  with  prudence  in  the  business  affairs  of  the
Partnership.

Solicitation

         The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of this Proxy Statement and of the solicitation of proxies and such costs will be allocated 90% to the Limited Partners and 10% to the General Partners with respect to their general partnership interests pursuant to Article VIII.A(iv). As the Managing General Partner holds approximately 1.21% of the Units held by all Limited Partners, 1.21% of the costs borne by the Limited Partners will be borne by the Managing General Partner, in addition to its portion borne as a General Partner. Solicitations will be made primarily by mail. In addition to solicitations by mail, a number of regular employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Limited Partners to encourage the return of proxies, although it does not anticipate doing so. The costs of this proxy solicitation, including legal and accounting fees and expenses, printing and mailing costs, and related costs are estimated to be approximately $20,000.

                                  RISK FACTORS

         Notwithstanding the following discussion, there are risks involved in the Proposal. While the Managing General Partner is not aware of any unknown liabilities at this time, should any unexpected liabilities come to light prior to making any final liquidating distribution, such liabilities could significantly reduce, or eliminate altogether, such final distribution. Anticipated sales prices for the properties may not be achieved. Should domestic gas prices strengthen after the sales of the assets, it is possible that more advantageous sales prices for the properties might have been realized at a later date. Furthermore, if the Partnership approves the proposal to sell its properties but the Operating Partnership does not approve the sale of its Property Interests and actually sell its interests in the same properties, then the Partnership will be forced to sell its net profits interest as a single property (or undivided interests therein). The purchaser or purchasers would have no control as working interest owners, as the working interest will still be retained by the Operating Partnership. Because this may affect the saleability of the Partnership's Property Interests, it may be necessary for the Managing General Partner to purchase the Partnership's interests in such properties. Therefore, the likelihood of sale of the Partnership's Property Interests will be significantly affected by the ability of the Partnership and its companion Operating Partnership to sell their ownership interests in the same properties together, which in turn is dependent upon approval of the proposal being made to the Partnership and the similar proposal being made simultaneously to the companion Operating Partnership. Failure to approve the proposal by either partnership could significantly adversely affect the sale of properties by the other partnership. See "The Proposal--Simultaneous Proposal to Operating Partnerships."

                                  THE PROPOSAL

General

         The Managing General Partner has proposed that the Partnership's net profits interest be sold, the Partnership be dissolved and that the Managing General Partner, acting as liquidator, wind up its affairs and make final distributions to its partners. The Partnership's assets consist of a net profits interest (the "Property Interests") in producing oil and gas properties in which the working interest is owned by an affiliated partnership also managed by the Managing General Partner and formed at approximately the same time as the Partnership was organized. The Partnership's non-operating net profits interest exists by virtue a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") dated March 31, 1991 with Swift Energy Income Partners 1991-A, Ltd. (the "Operating Partnership"). The NP/OR Agreement gives the Partnership a net profits interest in a group of producing properties in which the Operating Partnership owns the working interests, and entitles the Partnership to receive a portion of the net profits from operation of the group of producing properties owned by the Operating Partnership which are subject to the NP/OR Agreement. The net profits percentage to which the Partnership is entitled is based upon a percentage of the gross proceeds (reduced by certain costs) from the sale of oil and gas production from these properties.

         The Managing General Partner intends to sell most of the Partnership's Property Interests through auction conducted by the O&G Clearinghouse or a similar company, although some of the Partnership's Property Interests might be sold in negotiated transactions. The Managing General Partner expects to sell all properties not sold by auction pursuant to negotiated sales conducted by the Managing General Partner or a third party engaged to dispose of the Partnership's assets. The Partnership, if not terminated earlier, will terminate automatically, pursuant to the terms of the Partnership Agreement, on January 1, 2021.

         The Managing General Partner is an independent oil and gas company engaged in the exploration, development, acquisition and operation of oil and gas properties, both directly and through partnership and joint venture arrangements, and therefore holds various interests in numerous oil and gas properties. Furthermore, the Managing General Partner is the managing general partner of a number of oil and gas partnerships.

Partnership Financial Performance and Condition

         The Partnership owns non-operating Property Interests in producing oil and gas properties within the continental United States in which Operating Partnerships managed by the Managing General Partner own the working interests. By the end of 1991 the Partnership had expended all of its original capital contributions for the purchase of a Property Interest in oil and gas producing properties. During 1996 approximately 78% of the Partnership's revenue was attributable to natural gas production. The Operating Partnership has, from time to time, performed workovers and recompletions of wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner to perform these operations, a portion of which amounts has been subsequently repaid from production.

         The Limited Partners have made contributions of $1,448,986, in the aggregate to the Partnership. The Managing General Partner has made capital contributions with respect to its general partnership interest of $11,528. Additionally, pursuant to the presentment right set forth in Article XVIII of the Partnership Agreement, it purchased 175 Units from Limited Partners.

         From inception through January 31, 1997, the Partnership has made cash distributions to its Limited Partners totaling $495,000, although no distributions have been made since January 1, 1996. Through January 31, 1997, the Managing General Partner has received cash distributions from the Partnership of $36,695 with respect to its general partnership interest, and no distributions related to its limited partnership interests. On a per Unit basis, Limited Partners had received, as of January 31, 1997, $34.16 per $100 Unit, or approximately 34.16% of their initial capital contributions.

         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. As detailed in the Designated Properties Supplement dated January 29, 1991 regarding Property Interests to be acquired by the Partnership, when the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government, and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $23 per barrel of oil and $1.90 per Mcf of natural gas. Oil and gas prices were expected to escalate during subsequent years of the Partnership's operations. In general, in 1990 and early 1991, all of these sources forecasted increases in product prices that were based upon oil and gas prices at the time, which reflected the invasion of Kuwait by Iraq in the summer of 1990 and the commencement of hostilities in the Gulf War in 1991. The majority of the Partnership's Property Interests were acquired during the fourth quarter of 1990 and the first quarter of 1991 when current prices were predicted to escalate according to certain parameters from then current levels. Thus the majority of properties were bought upon an evaluated weighted average price of $1.90 per Mcf. The predicted price increases did not occur and prices fell precipitously from late 1991 to 1992. The bulk of the Partnership's reserves were produced from 1991- 1994 during which time the Partnership's oil prices in fact averaged $16.37 per barrel and natural gas prices averaged approximately $1.78 per Mcf.

         The following graphs illustrate the above factors with respect to gas revenues only, due to the fact that a substantial majority of the Partnership's production to date being natural gas, the bulk of which was produced during the years when gas prices were the lowest.

                       PRICE VECTORS
                   -----------------------
                            GAS
                          PER MCF
                   -----------------------
YEAR               ACTUAL         EXPECTED            YEAR            MCFE
----               ------         --------            ----           ------
1991               1.50             2.20              1991           146691
1992               1.70             2.59              1992           122890
1993               2.02             3.08              1993           135541
1994               1.91             3.26              1994           121458
1995               1.46             3.46              1995            61233
1996               2.57             3.67              1996            37866

GRAPHIC OMITTED (Comparison of Gas Prices Expected in 1991 to Gas Prices Actually Received). Represented by table above.

GRAPHIC OMITTED (Amounts of Production to Date Produced by Year). Represented by table above.

         In addition to the effect of prices, Partnership performance has been negatively affected by problems related to specific wells in the Operating Partnership's original acquisitions included within the net profits interests, which disproportionately decreased cash flow because these wells had been anticipated to have significant early cash flows. Subsequent enhancement activities were undertaken on the properties in which the Operating Partnership held a working interest. The benefit of these enhancement activities, however, was reduced by the need to repay the costs incurred for these enhancements. Furthermore, capital limitations resulted in the Partnership's interests in these wells being relatively small and they thus did not have a major positive effect on the Partnership's overall performance.

         Lower prices also had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise. At present, because of the small remaining amount of reserves, further price increases would not have a significant impact on the Partnership's performance.

         As required by the Partnership Agreement, the Partnership expended all of the partners' net commitments available for property acquisitions many years ago to acquire Property Interests in producing oil and gas properties. The net profits paid by the Operating Partnership to the Partnership have been reduced by amounts used by the Operating Partnership to pay operating and enhancement costs to the third party operator. These costs relate to the working interests that were subject to the Partnership's net profits interest. The Managing General Partner of the Operating Partnership advanced most of these costs because it felt that such expenditures would increase the value of the properties in which the Partnership and the Operating Partnership have an interest.

Anticipated Impact of Property Sales and Liquidation

         As of December 31, 1996, the properties on which the Partnership holds its net profits interest still carried excess operating costs of $270,967. Because of the large amount of remaining costs, no cash distributions have been made to its Limited Partners since January 1, 1996. Given the large amount of costs incurred in excess of net revenues on properties in which the Partnership has a non-operating interest (which has resulted in a large payable by the Operating Partnership to the Managing General Partner which has not been repaid by the Operating Partnership), it is highly likely that any further net profits payments from the Operating Partnership to the Partnership will be delayed for significant periods of time and will be generally insignificant. The reserve value of the Partnership's net profits interest is quite low because of these costs. Neither the Operating Partnership's partnership agreement nor the Partnership's partnership agreement allow additional assessments to be made against any Limited Partners, nor may any portion of Partnership capital may be remitted to the Operating Partnership to reduce these excess operating costs. Under the NP/OR Agreement these significant excess operating costs must be debited from revenues generated by the working interests before any net profits can be paid to the Partnership or a subsequent owner of the net profits interest. This requirement substantially diminishes the fair market value of the net profits interest. Therefore, the Managing General Partner anticipates that a sale of the Partnership's Property Interest will generate a larger amount of cash for a liquidating distribution to the Limited Partners than the present value of future distributions if the Partnership were to continue in existence.

Estimates of Liquidating Distribution Amount

         It is not possible to accurately predict the prices at which the Property Interests will be sold. The sales price of the Partnership's net profits interest or possibly multiple net profits interests may vary. In the latter case, certain Property Interests might sell for a higher price and others for a lower price than those estimated below. The projected range of sales prices below has been based upon estimated future net revenues for the Partnership's Property Interests, using estimates of 1997 average prices without any escalation. The future net revenues from production of such properties have then been discounted to present value at 10% per annum. These pricing assumptions vary from those mandated by the Securities and Exchange Commission ("SEC") for reserves disclosures under applicable SEC rules, which require use of prices at year-end, although the discount rate and lack of escalation are the same. If estimates of reserves and future net revenues had been prepared using December 31, 1996 prices, as mandated by the SEC, reserves, future net revenues and the present value thereof would be significantly higher. The Managing General Partner has determined not to use these higher prices because current estimates of 1997 average prices more accurately reflect prices purchasers of properties are willing to pay, rather than higher values which do not reflect the decrease in prices since year-end 1996. For example, the weighted average price of gas received by the Partnership for the first quarter of 1997 was $3.37 per Mcf as compared to $4.83 per Mcf at December 31, 1996. For the lower end of such projected sales proceeds, the estimated sales proceeds have been further discounted to 70% of those shown for the higher end of the range.

         Set forth in the table below are estimated proceeds that the Partnership may realize from sales of the Partnership's properties, after taking into account reduction of the value of those Property Interests due to excess costs, estimated expenses of the related dissolution and liquidation of the Partnership, and the estimated amount of any net distributions available for Limited Partners as a result of such sales.

           Range of Limited Partners' Share of Estimated Distributions
                       from Property Sales and Liquidation

                                                                Projected Range
                                                           -------------------------
                                                              Low             High
                                                           ---------       ---------
Net Sales Proceeds(1)                                      $  58,700       $ 130,200
Partnership Dissolution Expenses(2)                        $ (18,000)      $ (18,000)
                                                           ---------       ---------
Net Distributions payable to Limited Partners              $  40,700       $ 112,200
                                                           =========       =========

Net Distributions per $100 Unit                            $    2.81       $    7.75
                                                           =========       =========

(1)      Net of selling expenses estimated to be 7% of sales proceeds.
(2) Includes Limited Partners' share of all costs associated with dissolution and liquidation of the Partnership.

         If, on the other hand, the Partnership were to retain its Property Interests and continue to benefit from production of those properties until depletion, the table below estimates the return to Limited Partners, discounted to present value, based upon the same pricing and discount assumptions used above. The estimates of the present value of future net distributions have been further reduced by continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. Such estimates do not take into account any sale of a portion of the Partnership's Property Interests necessary in order to generate sufficient cash proceeds to pay general, administrative and operating expenses, which would reduce the revenues of the Partnership. Moreover, the following estimated future net revenues do not take into account any growth in excess costs which might be incurred by the Partnership's companion partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest.

                      Estimated Share of Limited Partners'
                   Net Distributions from Continued Operations


Future Net Revenues from Net Profits Interest (over 17 years)(1)      $ 165,600
Partnership Direct and Administrative Expenses(2)                     $ (32,000)
                                                                      ---------
Net Distributions to Limited Partners (payable over 17 years)(3)      $ 133,600
                                                                      =========

Net Distributions per $100 Unit(4)                                    $    9.22
Present Value of Net Distributions per $100 Unit(5)                   $     .86

(1) Limited Partners' future net revenues are based on the reserve estimates at December 31, 1996 after reduction for excess costs, assuming unescalated prices based on predictions of 1997 average prices. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "--Reasons for the Proposal." The actual prices that will be received and the associated costs may be more or less than those projected. See "The Partnership--Partnership Financial Condition and Performance."
(2) Includes Limited Partners' share of general and administrative expenses, and audit, tax, and reserve engineering fees.
(3) Based upon the Partnership's reserves having a projected 17-year life, assuming flat pricing. To a limited extent, net distributions may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "--Reasons for the Proposal." The actual prices that will be received and the associated costs may be more or less than those projected.
(4) Does not reflect effect of intermittent sales of Property Interests to pay administrative costs once the properties no longer generate sufficient revenues to cover such costs.
(5)      Discounted at 10% per annum.

         Among factors which can affect the ultimate sales price received for Partnership Property Interests are the following:

         (1) The above cases presume that 100% of the Partnership's Property Interests will be sold.
         (2) In certain instances, the Partnership, together with the Operating Partnerships which will be offering its working interest in the properties in which the Partnership owns a Property Interest, will own a large enough interest in the properties to allow the purchaser to designate a new operator of the properties, which normally increases the amount that a purchaser is willing to pay.
         (3) Changes in the market for gas or oil may affect the pricing assumptions used by purchasers in evaluating property value and possible purchase prices.

         (4) Different evaluations of the amount of money required to be spent to enhance or maintain production may have a significant effect upon the ultimate purchase price.
         (5) In certain instances, the Managing General Partner may set minimum bidding prices for those properties offered at auction, which may not be met.
         (6) The Managing General Partner may choose to package certain less attractive properties together with other properties in order to enhance the likelihood of their sale. Such packaging could result in a significant discount by prospective purchasers of the value of the Partnership's more productive properties contained in such packages.

         The Partnership Agreement authorizes the Managing General Partner to sell the Partnership Property Interests at a price that the Managing General Partner deems reasonable. The proceeds of all sales, to the extent available for distribution, are to be distributed to the Limited Partners and the General Partners in accordance with Article XVI.E of the Partnership Agreement as follows. After use of available proceeds from property sales to reserves for contingent or unforeseen liabilities of the Partnership, the proceeds are to be used to repay the capital accounts of the Partners whose capital accounts have not yet been repaid. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until such sales and other contingencies and circumstances.

Comparison of Sale Versus Continuing Operations

         Based on the above tables, it is estimated that a Limited Partner could expect to receive from $2.81 to $7.75 per $100 Unit upon immediate sale of the Partnership Property Interests. In comparison, it is estimated that a Limited Partner could expect to receive less than $1.00 per $100 Unit, discounted to present value ($9.22 per $100 Unit in actual dollars on an undiscounted basis) over the life of its Property Interests, approximately 17 years, if the Partnership continued operations.

         Such estimates are based on December 31, 1996 reserve estimates assuming unescalated pricing throughout the remaining life of the properties in which the Partnership owns an interest. The actual prices that will be received and the associated costs may be more or less than those projected. See "--Estimate of Liquidating Distribution Amount."

Reasons for the Proposal

         The Managing General Partner believes that it is in the best interest of the Partnership and the Limited Partners for the Partnership to sell its properties at this time and to dissolve the Partnership.

         Partnership Cash Flow. Over the past 17 months, the Partnership has received no net profits payments under the NP/OR Agreement, principally due to the large amount of excess costs incurred over a long period in connection with operation and enhancement of the oil and gas properties in which the Partnership owns a non-operating interest. This large balance of excess costs reduces significantly the value of the Partnership's net profits interest, which will reduce the sales proceeds from any sale of the Partnership's Property Interests. Depending upon the proceeds from sale of the Partnership's Property Interests, there may be some small amount available for a liquidating distribution. A vote in favor of this proposal thus might have the effect of making some further funds available to the Limited Partners.

         Small Amount of Remaining Assets in Relation to Expenses. As of December 31, 1996, approximately 72% of the Partnership's ultimate recoverable reserves had been produced, and the Limited Partners' share of the Partnership's interest in remaining reserves, before any reduction for costs, is estimated to be less than 247,000 Mcfe. The

Partnership's share of oil and gas reserves are expected to continue to decline as remaining reserves are produced. Distributions to partners have ceased and are not expected to recommence due to excess costs. Declines in well production are based principally upon the maturity of the wells, not on market factors. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. It is expected that in future periods operating costs, excess operating costs incurred which are offset before paying net profits to the Partnership, and general and administrative expenses, which are relatively fixed amounts, may exceed revenues. As a result of the depletion of the Partnership's oil and gas reserves, the Managing General Partner believes the Partnership's asset base and future net revenues no longer justify the continuation of operations. Consequently, the Managing General Partner expects that the Partnership will have to start selling a portion of its Property
Interests to pay the expenses of future operations and administration. By accelerating the liquidation of the Partnership, those future administrative costs can be avoided.

         Effect of Gas Prices on Value. The Managing General Partner believes that the key factor affecting the Partnership's long-term performance has been the decrease in oil and gas prices that occurred subsequent to the purchase of the Partnership's properties. Based on 1996 year-end reserve calculations, the Partnership had only about 28% of its ultimate recoverable reserves, before any reduction for costs, remaining for future production. Because of this small amount of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a net positive impact on the total return on investment to the partners in view of the expenses of the Partnership as described above.

         Potential of the Properties. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions can only occur with the investment of new capital. As provided in the Partnership Agreement, the Partnership expended all of the partners' net commitments for the acquisition of Property Interests many years ago, and it no longer has capital to invest in improvement of the properties through secondary or tertiary recovery. No additional development activities are contemplated by the Operating Partnership on the properties in which the Partnership has a non-operating interest.

         Limited Partners' Tax Reporting. Even though future distributions to Partners are expected to cease, each Limited Partner will continue to have a partnership income tax reporting obligation with respect to his Units as long as the Partnership continues to exist. There is no trading market for the Units, so Limited Partners generally are unable to dispose of their interests. See "The Partnership - No Trading Market." The approval of the Proposal would also allow the Managing General Partner to begin the winding up and dissolution of the Partnership. Following the approval of the Proposal and the dissolution and sale of the properties, the Limited Partners will recognize gain or loss or a combination of both under the federal income tax laws. Thereafter, Limited Partners will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Limited Partners to take a capital loss deduction for syndication costs incurred in connection with formation of the Partnership. See "Federal Income Tax Consequences."

The AWP Olmos Field

         Of the Partnership's interest in remaining reserves (before including any reduction for costs and excess costs), 70% of the PV 10 value of such reserves is located in the AWP Olmos Field, located in McMullen County in South Texas, approximately 87% of which are proven undeveloped reserves that cannot be produced without additional capital expenditures. Of the Partnership's 1996 revenues attributable to production, 18% was from the AWP Olmos Field.

Although the AWP Olmos Field is the Managing General Partner's largest producing property, the Partnership's interest in the AWP Olmos Field is immaterial in relation to the Managing General Partner's interest in the field. The Managing General Partner operated 240 wells and had an acreage position of approximately 35,000 net acres in the AWP Olmos Field as of December 31, 1996. The General Partner has been an operator in the field since 1989 and has extensive experience with the field. Approximately 87% of the Partnership's remaining reserves (not including any reduction for costs and excess costs) in the AWP Olmos Field are undeveloped, which makes such reserves less valuable to the Partnership, which does not have sufficient funds to drill to develop such reserves. On the other hand, in its position as operator of these properties, the Managing General Partner is in a position to provide information to J.R. Butler and Company ("Consultant"), an independent petroleum geological firm, that will allow Consultant to fully evaluate and give value to these behind-pipe reserves.

Auction Procedure

         The properties to be sold at auction include the Partnership's Property Interest in the AWP Olmos Field. Because of the inherent conflict of interest between the Managing General Partner's fiduciary duty to the Partnership to obtain the highest price for the sale of the AWP Property Interest, and the Managing General Partner's interest as a buyer of such Properties, the Managing General Partner has developed a procedure to address these conflicts of interest in bidding on such property. At auction of this Property Interest, a minimum price will be set for sale of the Operating Partnership's working interest and the Partnership's Property Interest in the AWP Field. This minimum price will be based upon the highest fair market value provided by the Consultant, J.R. Butler, for the AWP Olmos Field Property Interests. Bids over that price from third parties will be accepted at auction. If a third party offers to purchase the AWP Properties at auction for a price equal to or in excess of the minimum amount the Managing General Partner is willing to pay, they will be sold to the third party. If no third party purchases either of these Property Interests at auction, then the Managing General Partner will purchase those interests for the fair market value price that constituted the minimum bid for the auction.

         If the Managing General Partner determines it to be beneficial to the Partnership to set a minimum bid on other Property Interests owned by the Partnership and which the Managing General Partner would be interested in buying if no higher price is bid at auction, then the same procedure will be used, in each case with the minimum bid amount to be based upon an independent appraisal of the value of the Property Interest by J.R. Butler, the independent Consultant.

Fair Market Value Opinion of J.R. Butler & Company

         The fair market value opinion ("Opinion") of the Consultant states that in the opinion of the Consultant, the aggregate market value of the Partnership's hydrocarbon reserves and future net revenues as of January 1, 1997, from the AWP Properties, in each case before reduction for any excess costs, is approximately $138,600. If the Partnership continues to operate with no sales of properties, it would not recognize these values because of the need to reduce any potential payments under the net profits interest by the amount of excess costs incurred by the Operating Partnership in relation to the properties in which the Partnership has an interest. The Opinion does not in any manner address the underlying business decision to sell these Property Interests. Moreover, the Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of January 1, 1997.

         Consultant prepared the reserves and future performance estimates utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the undeveloped locations, reserves were determined by a combination of volumetric calculations (geologic mapping) and analogy. The Opinion states that volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Consultant performed the determination and classification of reserves (with exception of the escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used by
Consultant also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the Society of Petroleum Evaluation Engineers (SPEE).

         Basic evaluation data used by Consultant, including production data, estimates of drilling, completion and workover costs and operating costs were obtained principally from the Managing General Partner. Gas and liquid prices were obtained from averaging the actual prices received by the Managing General Partner in 1996 through the month of October. The value of the wet gas stream was reflected by the Btu-adjusted gas price for each well. An additional adjustment in gas prices included a 5% reduction to reflect lease use. The estimates of future net revenue prepared by Consultant consisted of those revenues expected to be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs, excess costs and required capital expenditures, when applicable. Future net revenues used by Consultant were determined before the deduction of federal income tax. Consultant prepared market value estimates by applying qualitative risk adjustments considered by Consultant to be appropriate for the various reserves categories and "profit factors" (as applicable) against the spread of future net revenue values obtained from three pricing scenarios (one non-escalated and two escalation assumptions) and two present value discount rates of 10% and 17%.

         The reserves and the resulting "value estimates" included in the study by Consultant are not exact quantities. Future conditions may affect the recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Furthermore, the Opinion states that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment and that such estimates should be used with the understanding that additional information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

         Consultant is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the SPE. Neither Consultant nor any of its personnel have any direct or indirect interest in the Managing General Partner or the Partnership and Consultant's compensation was not contingent upon the results of its reserves estimates, cash flow analyses or market value opinion resulting from its review of the Partnership properties.

         In preparing the Opinion, Consultant assumed the accuracy and completeness of the financial and other information provided to it by the Managing General Partner or which were publicly available and did not attempt to independently verify such information. Consultant did not make field inspections or judgments relative environmental or other legal liabilities.

Simultaneous Proposal to Operating Partnerships

         Simultaneously with this proposal to the Partnership's Limited Partners to sell all of its Property Interests, a similar proposal is being made to the limited partners of the companion Operating Partnership which owns the working interest in the same properties in which the Partnership owns a non-operating interest. If both

Partnerships approve the proposal, then the working interest and non-operating interest will be sold simultaneously.

         If the Partnership approves the proposal but its companion Operating Partnership does not, then the Managing General Partner will attempt to sell the Non-Operating Interest owned by the Partnership to a third party. If no economic sale can be made to a third party, which may occur due to the difficulty in selling a net profits interest in a property when operating and spending decisions are controlled by another entity and when excess costs exist, then the Managing General Partner will get a fair market appraisal of the value of the Partnership's Property Interests and will purchase the Partnership's non-operating interests itself for the highest price for which the Property Interests are appraised.

         If the Partnership does not approve the proposal but its companion Operating Partnership approves the proposal to sell its properties, then the Operating Partnership will be forced to sell its working interests in its properties subject to the net profits interest owned by the Partnership which burdens the Operating Partnership's properties. Again this may affect the saleability of the Operating Partnership's properties due to the burden on cash flow caused by the existence of the Partnership's net profits interest. If this burden prevents an economic sale to a third party, then the Managing General Partner will again obtain a third party appraisal of the Operating Partnership's properties and purchase those Property Interests itself.

         Therefore the likelihood of sale of the Partnership's Property Interests will be significantly affected by the ability of the Partnership and its companion Operating Partnership to sell their ownership interests in the same properties at approximately the same time, which in turn is dependent upon approval of the proposal being made to the Partnership and the similar proposal being made simultaneously to the companion Operating Partnership. Failure to approve the proposal by either partnership could significantly adversely affect the sale of properties by the other partnership to the NP/OR Agreement.

Steps to Implement the Proposal

         Following the approval of the Proposal, the Managing General Partner intends to take the following steps to implement it:

                  1. Make available to the appropriate persons (that is, the third party, if any, handling the negotiated sales and/or the auction house and prospective purchasers) the following types of data:

                  o                 Engineering and Geological Data
                                    -  Production curve
                                    -  Completion report
                                    -  Historical production data
                                    -  Engineering well files
                                    -  Geological maps (if available)
                                    -  Logs (if available)

                  o                 Land/Legal Data
                                    -  Net Profits Interest schedule for all
                                          properties
                                    -  Land files
                                    -  Payout data

                  o                 Accounting Data
                                    -  Lease operating statements by well
                                    -  Gas marketing data
                                    -  Oil marketing data
                                    -  Gas balancing data

                  2. Pay or provide for payment of the Partnership's liabilities and obligations to creditors (See -- "Liquidation") using the Partnership's cash on hand and proceeds from the sale of Partnership properties;

                  3. Conduct a final accounting in accordance with the Partnership Agreement;

                  4. Cause final Partnership tax returns to be prepared and filed with the Internal Revenue Service and appropriate state taxing authorities;

                  5. Distribute to the Limited Partners final Form K-1 tax information; and

                  6. File a Certificate of Cancellation on behalf of the Partnership with the Secretary of State of the State of Texas.

         Auction. The Managing General Partner (or a third party seller) intends to engage the O&G Clearinghouse or another similar company to conduct live auctions for the sales working interests of the Operating Partnership and the non-operating interests of the Partnership. The O&G Clearinghouse (as well as other such auction companies) is in the business of conducting auctions for oil and gas properties. The O&G Clearinghouse establishes a data room, which they leave open for a period of time (generally three to four weeks), after which they hold a live auction. The O&G Clearinghouse requires advance registration for all bidders. Bidders may participate by invitation only, after having qualified as knowledgeable and sophisticated parties routinely or actively engaged in the oil and gas business. The O&G Clearinghouse publishes a brochure regarding the properties. The O&G Clearinghouse is headquartered in Houston, Texas. In auctions conducted by the O&G Clearinghouse, properties are generally grouped into small packages with a single field often comprising a property.

         Estimated Selling Costs. The expenses associated with the auction process (auctioneer's fee plus advertising fee) is expected to be approximately 7% of the sales price received. This does not include internal costs of the Managing General Partner with respect to the sales, nor fees owed to third parties for services incident to the sale. For example, if the Managing General Partner engaged a third party to sell the properties, this would entail an additional fee (although in such a case the Managing General Partner's internal costs would be lower). This also does not include the costs of the proxy solicitation. See "General Information-Solicitation."

         Negotiated Sale. Although the Managing General Partner intends to offer the Partnership's and the Operating Partnership's Property Interests at auction, it is possible that the Managing General Partner or a third party engaged for the purpose of selling the Partnership's assets may approach other oil and gas companies and negotiate a sale of certain Property Interests. The Managing General Partner (or such third party) may solicit bids on the oil and gas properties for which the Managing General Partner is the operator. If the Managing General Partner (or third party) solicits bids, it will provide all interested parties with information about the properties needed to bid on such properties. Such information would include raw data and historical information on all of the operated properties that any of the partnerships managed by the

Managing General Partner intends to sell. See "--Steps to Implement the Proposal." The data will be organized by property. None of the Managing General Partner's other partnerships managed by the Managing General Partner or affiliates of the Managing General Partner will purchase any of the properties in this manner. In the event of a bid that is lower than a price the Managing
General Partner believes is reasonable, it may sell the property to a third party bidder for such lower bid price, use another method of sale such as an auction, or have the Partnership continue to hold such property for a while longer. If the property has no appreciable value, the Managing General Partner may dispose of such property by conveying it to the operator or by conveying the property to itself, for no consideration. Except as described below with respect to Property Interests in the AWP Olmos Field, in no event is the Managing General Partner obligated to purchase any of the Property Interests. See "--AWP Olmos Field."

         Other. Any sale of the Partnership Property Interests and the subsequent liquidating distributions to the Limited Partners, if any, pursuant to the Proposal will be taxable transactions under federal and state income tax laws. See "Federal Income Tax Consequences."

Impact on the Managing General Partner

         The Managing General Partner will be economically impacted by liquidation in at least two ways. First, to the extent of its ownership of Units, liquidation will have the same effect on it as on the Limited Partners. See "--Estimate of Liquidating Distribution Amount," and "--Estimated Share of Limited Partners' Net Distributions from Continued Operations." Second, because of the dissolution and liquidation of the Partnership, together with liquidation of other partnerships, the Managing General Partner will no longer hold the majority interest in various wells. Different operators are likely to be selected and the Managing General Partner will therefore lose revenues that it currently realizes from its role as operator for those properties. The Managing General Partner is making its recommendations as set forth below, on the basis of its fiduciary duty to the Limited Partners, rather than on the basis of the direct economic impact on the Managing General Partner.

Recommendation of the Managing General Partner

         For the foregoing reasons, the Managing General Partner believes that it is in the best interests of the Limited Partners to dissolve and liquidate the Partnership. The Managing General Partner believes that it is in the best interests of the Limited Partners to sell the Partnership's remaining properties and conclude Partnership activities. There is virtually no prospect for further distributions to Limited Partners without capital to develop behind pipe and undeveloped reserves, especially given the large amount of excess costs over future net revenues and the relatively fixed nature of general and administrative and current operating expenses. Termination of the Partnership will allow preparation of a final tax return, and certain additional deductions may be generated in connection with this termination.

         The Managing General Partner recommends that the Limited Partners vote FOR the Proposal.


                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following summarizes certain federal income tax consequences to the Limited Partners arising from the Partnership's proposed sale of its oil and gas properties and liquidation pursuant to the Proposal.

Statements of legal conclusions regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon private letter rulings dated October 6, 1987 and August 22, 1991, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Limited Partners.

         This summary does not describe all the tax aspects which may affect Limited Partners because the tax consequences may vary depending upon the individual circumstances of a Limited Partner. It is generally directed to Limited Partners that are qualified plans and trusts under Code Section 401(a) and individual retirement accounts ("IRAs") under Code Section 408 (collectively "Tax Exempt Plans") and that are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Limited Partner that is not a tax-exempt Plan is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

Tax Treatment of Tax Exempt Plans

         Sale of Property Interest and Liquidation of Partnership

         The Managing General Partner is proposing to sell the Partnership's Property Interest as well as any other royalties and overriding royalties the Partnership may own. After the sale of the properties, the Partnership's assets will consist solely of cash, which will be distributed to the partners in complete liquidation of the partnership.

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). UBTI is income derived by an organization from the conduct of a trade or business that is substantially unrelated to its performance of the function that constitutes the basis of its tax exemption (aside from the need of such organization for funds). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Internal Revenue Service has previously ruled that the Partnership's Property Interest, as structured under the NP/OR, is a royalty, as are any overriding royalties the Partnership may own. To the extent that the Property Interest is not debt-financed property, neither the sale of the Property Interest by the Partnership nor the liquidation of the Partnership is expected to cause Limited Partners that are Tax Exempt Plans to recognize taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interest for federal income tax purposes.

         Debt-Financed Property

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property.

Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. Generally, property acquired subject to a mortgage or similar lien is considered debt-financed property even if the organization acquiring the property does not assume or agree to pay the debt. Notwithstanding the foregoing, acquisition indebtedness excludes certain indebtedness incurred by Tax Exempt Plans other than IRAs to acquire or improve real property. Although this exception may apply, its usefulness may be limited due to its technical requirements and the fact that the debt excluded from classification as acquisition indebtedness appears to be debt incurred by a partnership and not debt incurred by a partner directly or indirectly in acquiring a partnership interest.

         If a Limited Partner that is a Tax Exempt Plan borrowed to acquire its Partnership interest or had borrowed funds either before or after it acquired its Partnership Interest, its pro rata share of Partnership gain on the sale of the Property Interest may be UBTI. The Managing General Partner has represented that (i) the Partnership did not borrowed money to acquire its Property Interest, and (ii) that the Property Interest of the Partnership is not subject to any debt, mortgages or similar liens that will cause the Partnership's Property Interest to be debt-financed property under Code Section 514. If a Tax Exempt Plan has not caused its Partnership Interest to be debt-financed property, and based upon the representations of the Managing General, the Property Interest is not expected to be considered debt-financed property.

Tax Treatment of Limited Partners Subject to Federal Income Tax Due to Debt-financing or Who are Not Tax Exempt Plans

         All references hereinbelow to Limited Partners refers solely to Limited Partners that either are not Tax Exempt Plans or are Tax Exempt Plans whose Partnership Interest is debt-financed. To the extent that a Tax Exempt Plan's Partnership Interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interest and liquidation of the Partnership that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage").

         A similar calculation is used to determine the allowable deductions. For each debt-financed property, the amount of the deductions directly attributable to the property are multiplied by the debt/basis percentage, which yields the allowable deductions. If the average acquisition indebtedness is equal to the average adjusted basis, the debt/basis percentage is zero and all the income and deductions are included within UBTI. The debt/basis percentage is calculated on an annual basis.

         Tax Exempt Plans with debt-financed Partnership Interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnership Property Interest and the liquidation of the Partnership assumes that all of a Limited Partner's income, gain, loss and deduction from the Partnership is subject to federal taxation.

Taxable Gain or Loss Upon Sale of Properties

         A Limited Partner will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. The amount of gain realized with respect to each property, or related asset, will be an amount equal to the excess of the amount realized by the Partnership and allocated to the Limited Partner (i.e., cash or consideration received) over the Limited Partner's adjusted tax basis for such property. Conversely, the amount of loss realized with respect to each property or related asset will be an amount equal to the excess of the Limited Partner's tax basis over the amount realized by the Partnership for such property and allocated to the Limited Partner. It is projected that taxable loss will be realized upon the sale of Partnership properties and that such loss will be allocated among the Limited Partners in accordance with the Partnership Agreement. The Partnership Agreement includes an allocation provision that requires allocations pursuant to a liquidation be made among Partners in a fashion that equalizes capital accounts of the Partners so that the amount in each Partner's capital account will reflect such Partner's sharing ratio of income and loss. The extent to which capital accounts can be equalized, however, is limited by the amount of gain and loss available to be allocated.

         Because the properties owned by the Partnership are properties used in a trade or business, the character of gains and losses realized by the Partners generally will be governed by Section 1231 of the Code. Deductions for intangible drilling and development costs, depletion and depreciation expenses with respect to these properties, however, may be subject to recapture as ordinary income, in an amount which does not exceed gain recognized. Code
Section 1254 recaptures all intangible drilling and development costs and depletion (to the extent of basis) as ordinary income. The Partnership did not incur material amounts of intangible drilling and development costs, and accordingly the recapture of same is not expected to be material if gain is recognized.

         Realized gains and losses generally must be recognized and reported in the year the sale occurs. Accordingly, each Limited Partner will realize and recognize his allocable share of gains and losses in his tax year within which the Partnership properties are sold. Each Limited Partner's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Limited Partner's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

Liquidation of the Partnership

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to a Limited Partner in liquidation is less than such Limited Partner's adjusted tax basis in his Partnership interest, the Limited Partner will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Limited Partner's adjusted tax basis in his Partnership interest, the Limited Partner will recognize a capital gain to the extent of the excess. Because each Limited Partner paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Limited Partners will be less than such Limited Partners' bases in their Partnership interests and thusly will generate capital losses.

Capital Gains Tax

         Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, while ordinarily income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Limited Partner's taxable income of 36% or 39.6%. With respect to net capital losses, other than
Section 1231 net losses, the amount of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500, in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. Corporations are taxed on net long-term capital gains at their ordinary Section 11 rates and are allowed to carry net capital losses back three years and forward five years.

Passive Loss Limitations

         Limited Partners that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         A Limited Partner's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. A Limited Partner's allocable share of any gain realized on sale of Partnership properties (other than gain from the sale of portfolio investments) will be characterized as passive activity income that may be offset by passive activity losses from other passive activity investments. Moreover, because the sale of properties and liquidation of the Partnership will terminate the Limited Partner's interest in the passive activity, a Limited Partner's allocable share of any loss (i) previously realized as a Limited Partner in the Partnership and suspended because of its passive characterization, (ii) realized on the liquidating sale of Partnership properties, or (iii) realized by the Limited Partner upon liquidation of his Partnership interest, will not be characterized as losses from a passive activity.

         THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. IT IS NOT INTENDED AS AN ALTERNATIVE FOR TAX PLANNING. EACH LIMITED PARTNER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                           BUSINESS OF THE PARTNERSHIP

         The Partnership is a Texas limited partnership formed March 31, 1991. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. In addition to the following information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1996, and its quarterly report on Form 10-Q for the first quarter of 1997, both included herewith.

Reserves

         For information about the Partnership's interest in oil and gas reserves and future net revenue expected from the production of those reserves as of December 31, 1996, see the attached report, which was audited by H. J. Gruy & Associates, Inc., independent petroleum consultants. It should be noted that the reserve estimates in the Annual Report on Form 10-K reflect the entire Partnership reserves and that the reserve report in the attached letter from H.
J. Gruy & Associates, Inc. reflects only the Limited Partners' share of the Partnership's estimated oil and gas reserves. Neither of these reports reflect the Partnership's share of existing and future costs of operations which must be debited from the Partnership's interest in reserves in order to determine the Partnership's net interest in reserves by virtue of its net profits interest. This report has not been updated to include the effect of production since year-end 1996, nor has the annual review of estimated quantities done each year-end taken place for 1997.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates and timing of production, future costs and future development plans. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those in the attached report. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the Partnership's interest in oil and natural gas reserves, the Managing General Partner has used flat pricing based upon estimates of 1997 average prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. These pricing assumptions vary from those mandated by the Securities and Exchange Commission ("SEC") for reserves disclosures under applicable SEC rules, which require use of prices at year-end, although the discount rate and lack of escalation are the same. If estimates of reserves and future net revenues had been prepared using December 31, 1996 prices, as mandated by the SEC, reserves, future net revenues and the present value thereof would be significantly higher. The Managing General Partner has determined not to use these higher prices because current estimates of 1997 average prices more accurately reflect prices purchasers of properties are willing to pay, rather than higher values which do not reflect the decrease in prices since year-end 1996. For example, the weighted average price of gas received by the Partnership during the first quarter of 1997 was $3.37 per Mcf, as compared to $4.83 per Mcf at December 31, 1996. The Managing General Partner does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves set forth in the attached report has occurred between December 31, 1996, and the date of this Proxy Statement.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the Partnership's estimates of oil and gas reserves; the operating costs relating to such production may also increase or decrease from existing levels.

The Managing General Partner

         Subject to certain limitations set forth in the Partnership Agreement, the Managing General Partner has full, exclusive and complete discretion in the management and control of the business of the Partnership. The Managing General Partner has general liability for the debts and obligations of the Partnership.

         The Managing General Partner is engaged in the business of oil and gas exploration, development and production, and the Managing General Partner serves as the general partner of a number of other oil and gas income and pension partnerships. The Managing General Partner's common stock is traded on the New York and Pacific Stock Exchanges.

         The principal executive offices of the Managing General Partner are located at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, telephone number (281) 874-2700.

Transactions Between the Managing General Partner and the Partnership

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of Units, in addition to revenues distributable to the Managing General Partner with respect to its general partnership interest or limited partnership interests it has purchased. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner receives per-well monthly operating fees from the Operating Partnership for certain producing wells in which the Partnership owns Property
                  Interests and for which it serves as operator in accordance with the joint operating agreements for each of such wells. The fees that are set in the joint operating agreements are negotiated with the other working interest owners of the properties.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Limited Partner capital contributions to the Partnership relative to limited partner contributions of all partnerships for which the Managing General Partner serves as Managing General Partner. However, in both 1995 and 1996, the Managing General Partner, in its discretion, determined that the Partnership would neither accrue nor pay the general and administrative overhead allowance to which the Managing General Partner is otherwise entitled under the Partnership Agreement, thus foregoing receipt of any amounts attributable to that allowance since that time. Given the lack of current revenues of the Partnership, it is unlikely that such allowance will be paid in future periods.

No Trading Market

         There is no trading market for the Units, and none is expected to develop. Under the Partnership Agreement, the Limited Partners have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by Article XVIII of the Partnership Agreement. Originally 173 Limited Partners invested in the Partnership. Through December 31, 1996, the Managing General Partner has purchased 175 Units from Limited Partners pursuant to the right of presentment. As of May 1, 1997, there were 169 Limited Partners (excluding the Managing General Partner). The Managing General Partner does not have an obligation to repurchase Limited Partner interests pursuant to this right of presentment but merely an option to do so when such interests are presented for repurchase.

Principal Holders of Limited Partner Units

         The  Managing   General  Partner  holds  1.21%  of  the  Units  of  the
Partnership. To the knowledge of the Managing General Partner, there is no holder of Units that holds more than 5% of the Units.

Approvals

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

Legal Proceedings

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.


       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND ATTACHMENT OF
                             SUCH INFORMATION HERETO

         The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996, and its quarterly report on Form 10-Q for the first quarter of 1997, which are attached hereto and incorporated herein by reference.

                                 OTHER BUSINESS

         The Managing General Partner does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the Meeting by any other person.


                                 SWIFT ENERGY COMPANY
                                 as Managing General Partner of
                                 Swift Energy Managed Pension Assets Partnership 1991-A, Ltd.

                                 By:
                                    --------------------------------------------
                                    John R. Alden
                                    Secretary

                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                    FORM 10-K

             [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 1996
                                       OR
            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
    For the transition period from _____________________ to ____________________


                       Commission File number 33-15998-12


          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                    (Exact name of registrant as specified in its Certificate of Limited Partnership)

         TEXAS                                          76-0325631
(State of Organization)                    (I.R.S. Employer Identification No.)


                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (713) 874-2700
          (Address and telephone number of principal executive offices)


           Securities registered pursuant to Section 12(b) of the Act:
                                      None

           Securities registered pursuant to Sectio 12(g) of the Act:
                       14,489.86 Limited Partnership Units


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the registrant was required), and (2) has been subject to such filing requirements for the past 90 days.
                                    Yes X   No
                                       ---    ---
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Registrant does not have an aggregate market value for its Limited Partnership Interests.

                       Documents Incorporated by Reference

Document                                         Incorporated as to

    Registration Statement No. 33-15998             Items 1 and 13
     on Form S-1

                                TABLE OF CONTENTS

                             Form 10-K Annual Report
                     For the Period Ended December 31, 1996

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.

ITEM NO.                                    PART I                                               PAGE
   1                       Business                                                               I-1
   2                       Properties                                                             I-5
   3                       Legal Proceedings                                                      I-7
   4                       Submission of Matters to a Vote of
                             Security Holders                                                     I-7


                                            PART II

   5                       Market Price of and Distributions on the
                             Registrant's Units and Related Limited
                             Partner Matters                                                     II-1
   6                       Selected Financial Data                                               II-2
   7                       Management's Discussion and Analysis of
                             Financial Condition and Results of Operations                       II-2
   8                       Financial Statements and Supplementary Data                           II-3
   9                       Disagreements on Accounting and Financial
                             Disclosure                                                          II-3


                                            PART III

  10                       Directors and Executive Officers of the
                             Registrant                                                         III-1
  11                       Executive Compensation                                               III-2
  12                       Security Ownership of Certain Beneficial
                             Owners and Management                                              III-2
  13                       Certain Relationships and Related Transactions                       III-2


                                            PART IV

  14                       Exhibits, Financial Statement Schedules
                             and Reports on Form 8-K                                             IV-1


                                            OTHER

                           Signatures

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.

                                     PART I


Item 1.  Business

General Description of Partnership

         Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., a Texas limited partnership (the "Partnership" or the "Registrant"), is a partnership formed under a public serial limited partnership offering denominated Swift Energy Managed Pension Assets Partnership I (Registration Statement No. 33-15998 on Form S-1, originally declared effective November 13, 1987, and amended effective November 3, 1988, August 4, 1989 and May 1, 1990 [the "Registration Statement"]). The Partnership was formed effective March 31, 1991 under a
Limited Partnership Agreement dated March 31, 1991. The initial 173 limited partners made capital contributions of $1,448,986.

         The Partnership is principally engaged in the business of acquiring nonoperating interests (i.e., net profits interests, royalty interests and overriding royalty interests) in proven oil and gas properties within the continental United States. The Partnership does not acquire working interests in or operate oil and gas properties, and does not engage in drilling activities. At December 31, 1996, the Partnership had expended or committed to expend 100% of the limited partners' net commitments (i.e., limited partners' commitments available to the Partnership for property acquisitions after payment of organizational fees and expenses) in the acquisition and development of nonoperating interests in producing properties, which properties are described under Item 2, "Properties," below. The Partnership's income is derived almost entirely from its nonoperating interests and the disposition thereof.

         The Partnership's business and affairs are conducted by its Managing General Partner, Swift Energy Company, a Texas corporation ("Swift"). The Partnership's Special General Partner, VJM Corporation, a California corporation ("VJM"), consults with and advises Swift as to certain financial matters.

         The general manner in which the Partnership acquires nonoperating interests and otherwise conducts its business is described in detail in the Registration Statement under "Proposed Activities," which is incorporated herein by reference. The following is intended only as a summary of the Partnership's manner of doing business and specific activities to date.

Manner of Acquiring Nonoperating Interests in Properties; Net Profits and Overriding Royalty Interest Agreement

         The nonoperating interests owned by the Registrant have typically been acquired pursuant to a Net Profits and Overriding Royalty Interest Agreement dated March 31, 1991 (the "NP/OR Agreement") between the Registrant and Swift Energy Income Partners 1991-A, Ltd. (the "Operating Partnership"). The Operating Partnership is a Texas limited partnership that is also managed by Swift and VJM. The Operating Partnership was formed to acquire and develop producing oil and gas properties.

         Under the NP/OR Agreement, the Registrant and the Operating Partnership have, in effect, combined their funds to acquire producing properties. Using funds committed to the NP/OR Agreement by both partnerships, the Operating Partnership acquires producing properties, then promptly conveys nonoperating interests therein to the Registrant. The Operating Partnership retains a working interest in each such property, and is responsible for the production of oil and gas therefrom. For the sake of legal and administrative convenience, producing properties are usually acquired from the third party sellers by Swift, which then conveys a working interest in each such property to the Operating Partnership. The Registrant initially committed $1,229,749 and the Operating Partnership initially committed $2,441,145 for acquisitions under the NP/OR Agreement. The Operating Partnership is obligated under the NP/OR Agreement to convey to the Registrant a 33% fixed net profits interest and a variable overriding royalty interest in specified depths of all producing properties acquired under the NP/OR Agreement.

         Under the NP/OR Agreement, the Operating Partnership is required to convey to the Registrant, and the Registrant is required to purchase, nonoperating interests in all producing properties acquired by the Operating Partnership, except that:

              SWIFT ENERGY MANAGED ASSETS PARTNERSHIP 1991-A, LTD.


                  1. Properties anticipated to require significant development operations and nonoperating interests offered to the Operating Partnership by third parties may be purchased by the Operating Partnership outside the NP/OR Agreement, without participation by the Registrant;

                  2. During a specified one-year period, the Registrant is entitled to reduce the amount originally committed by it to purchases under the NP/OR Agreement and to redirect such funds to the purchase of nonoperating interests from sources other than the Operating Partnership; and

                  3. The Registrant's funds will be released from the NP/OR Agreement if they are not completely spent by the Operating Partnership within a specified period, or if there is a prior withdrawal of funds by the Operating Partnership to purchase properties anticipated to require significant development.

         Purchases of nonoperating interests by the Registrant using withdrawn or released funds may be made from the Managing General Partner and its affiliates, other partnerships affiliated with the Operating Partnership (possibly through the Registrant's entry into a new NP/OR Agreement), or from unaffiliated third parties.

         In accordance with its obligations under the NP/OR Agreement, as of December 31, 1996 the Operating Partnership had conveyed to the Registrant a 33% net profits interest burdening certain depths of all producing properties acquired by the Operating Partnership thereunder. Typically, a net profits interest in an oil and gas property entitles the owner to a specified percentage share of the gross proceeds generated by the burdened property, net of operating costs. The net profits interest conveyed to the Registrant under the NP/OR Agreement differs from the typical net profits interest in that it is calculated over the entire group of producing properties conveyed under the NP/OR Agreement; i.e., all operating costs attributable to the burdened depths of such properties are aggregated, and the total is then subtracted from the total of all gross proceeds attributable to such depths in order to calculate the net profits to which the Registrant is entitled. The net profits interest conveyed to the Registrant burdens only those depths of each subject property which were evaluated to contain proved reserves at the date of acquisition, to the extent such depths underlie specified surface acreage.

         The Operating Partnership has also conveyed to the Registrant under the NP/OR Agreement an overriding royalty interests in each property acquired thereunder. An overriding royalty interest is a fractional interest in the gross production (or the gross proceeds therefrom) of oil and gas from a property, free of any exploration, development, operation or maintenance expenses. Under the NP/OR Agreement, the overriding royalty interest burdens the portions of each producing property that were evaluated at the date of acquisition not to contain proved reserves.

Competition, Markets and Regulations

         Competition

         The oil and gas industry is highly competitive in all its phases. The Partnership encounters strong competition from many other oil and gas producers, many of which possess substantial financial resources, in acquiring economically desirable Producing Properties.

         Markets

         The amounts of and price obtainable for oil and gas production from Partnership Properties will be affected by market factors beyond the control of the Partnership. Such factors include the extent of domestic production, the level of imports of foreign oil and gas, the general level of market demand on a regional, national and worldwide basis, domestic and foreign economic conditions that determine levels of industrial production, political events in foreign oil-producing regions, and variations in governmental regulations and tax laws and the imposition of new governmental requirements upon the oil and gas industry. There can be no assurance that oil and gas prices will not decrease in the future, thereby decreasing net Revenues from Partnership Properties.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


         From time to time, there may exist a surplus of natural gas or oil supplies, the effect of which may be to reduce the amount of hydrocarbons that the Partnerships may produce and sell while such oversupply exists. In recent years, initial steps have been taken to provide additional gas transportation lines from Canada to the United States. If additional Canadian gas is brought to the United States market, it could create downward pressure on United States gas prices.

         Regulations

         Environmental Regulation

         The federal government and various state and local governments have adopted laws and regulations regarding the control of contamination of the environment. These laws and regulations may require the acquisition of a permit by Operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas or where pollution arises and impose substantial liabilities for pollution resulting from operations, particularly operations near or in onshore and offshore waters or on submerged lands. These laws and regulations may also increase the costs of routine drilling and operation of wells. Because these laws and regulations change frequently, the costs to the Partnership of compliance with existing and future environmental regulations cannot be predicted. However, the Managing Partner does not believe that the Partnership is affected in a significantly different manner by these regulations than are its competitors in the oil and gas industry.

         Federal Regulation of Natural Gas

         The transportation and sale of natural gas in interstate commerce is heavily regulated by agencies of the federal government. The following discussion is intended only as a summary of the principal statutes, regulations and orders that may affect the production and sale of natural gas from Partnership Properties. This summary should not be relied upon as a complete review of applicable natural gas regulatory provisions.

         FERC Orders

         Several major regulatory changes have been implemented by the Federal Energy Regulatory Commission ("FERC") from 1985 to the present that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry that remain subject to the FERC's jurisdiction. In April 1992, the FERC issued Order No. 636 pertaining to pipeline restructuring. This rule requires interstate pipelines to unbundle transportation and sales services by separately stating the price of each service and by providing customers only the particular service desired, without regard to the source for purchase of the gas. The rule also requires pipelines to (i) provide nondiscriminatory "no-notice" service allowing firm commitment shippers to receive delivery of gas on demand up to certain limits without penalties, (ii) establish a basis for release and reallocation of firm upstream pipeline capacity and (iii) provide non-discriminatory access to capacity by firm transportation shippers on a downstream pipeline. The rule requires interstate pipelines to use a straight fixed variable rate design. The rule imposes these same requirements upon storage facilities.

         FERC Order No. 500 affects the transportation and marketability of natural gas. Traditionally, natural gas has been sold by producers to pipeline companies, which then resold the gas to end-users. FERC Order No. 500 alters this market structure by requiring interstate pipelines that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"), so that producers and other shippers can sell natural gas directly to end-users. FERC Order No. 500 contains additional provisions intended to promote greater competition in natural gas markets.

         It is not anticipated that the marketability of and price obtainable for natural gas production from Partnership Properties will be significantly affected by FERC Order No. 500. Gas produced from Partnership Properties normally will be sold to intermediaries who have entered into transportation arrangements with pipeline companies. These intermediaries will accumulate gas purchased from a number of producers and sell the gas to end-users through open access pipeline transportation.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


         State Regulations

         Production of any oil and gas from Partnership Properties will be affected to some degree by state regulations. Many states in which the Partnership will operate have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. Certain state regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

         Federal Leases

         Some of the Partnership's properties are located on federal oil and gas leases administered by various federal agencies, including the Bureau of Land Management. Various regulations and orders affect the terms of leases, exploration and development plans, methods of operation and related matters.

Employees

         The  Partnership  has no  employees.  Swift,  however,  has a staff  of geologists, geophysicists, petroleum engineers, landmen, and accounting personnel who administer the operations of Swift and the Partnership. As of December 31, 1996, Swift had 191 employees. Swift's administrative and overhead expenses attributable to the Partnership's operations are borne by the Partnership.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


Item 2.  Nonoperating Interests in Properties

         As of December 31, 1996, the Partnership has acquired nonoperating interests in producing oil and gas properties which are generally described below.

Principal Oil and Gas Producing Properties

         The most valuable fields in the Partnership, based upon year-end engineering estimates of discounted future net revenues using constant pricing and costs, are described below.

         1. The AWP Field is in McMullen County, Texas. The wells produce from the Olmos formation, accounting for 70% of the Partnership's value.

         The remaining value in the Partnership is attributable to numerous properties none of which equals or exceeds 15 percent of the total Partnership value.

Title to Properties

         Title to substantially all significant producing properties in which the Partnership owns nonoperating interests has been examined. In addition to the nonoperating interests owned by the Partnership, the properties are subject to royalty, overriding royalty and other interests customary in the industry. The Managing General Partner does not believe any of these burdens materially detract from the value of the properties or will materially detract from the value of the properties or materially interfere with their use in the operation of the business of the Partnership.

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.

                                                    Net Production
                                      ------------------------------------------
                                                  For the Years Ended
                                                     December 31,
                                      ------------------------------------------
                                        1996              1995             1994
                                      ------            -------          -------
Net Volumes (Equivalent MCFs)         37,866            61,233           121,458

Average Net Nonoperating
   Interest Price per
   Equivalent MCF                     $0.50             $0.10            $1.30

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's nonoperating interests in proved reserves as of December 31, 1996, 1995 and 1994. All of the Partnership's nonoperating interests in proved reserves are located in the United States.

                                                                      December 31,
                                    ------------------------------------------------------------------------------
                                            1996                          1995                        1994
                                    ---------------------       ----------------------        ---------------------
                                                  Natural                     Natural                       Natural
                                      Oil           Gas           Oil           Gas             Oil           Gas
                                    -------      --------       -------       --------        -------      --------
                                     (BBLS)        (MMCF)        (BBLS)       (MMCF)          (BBLS)        (MMCF)
Proved developed
   reserves at end of year            5,386            95        19,478            422         7,686           529
                                    -------         -----       -------          -----       -------         -----
Proved reserves
   Balance at beginning
     of year                         24,420           528        23,373            657        25,620           851

   Purchase of minerals
     in place                            --            --            --             --            --            --

   Extensions, discoveries
     and other additions                 --            --            --             --           754             1

   Revisions of previous
     estimates                       (5,233)         (301)        2,336            (75)       (1,562)          (81)

   Sales of minerals in
     place                             (472)          (23)          (23)            --            (2)           (1)

   Production                        (1,405)          (29)       (1,266)           (54)       (1,437)         (113)
                                    -------         -----       -------          -----       -------         -----

   Balance at end of year            17,310           175        24,420            528        23,373           657
                                    -------         -----       -------          -----       -------         -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


         The following table summarizes by acquisition the Registrant's reserves and its nonoperating interests in gross and net producing oil and gas wells as of December 31, 1996:

                                                              Reserves
                                                          December 31, 1996
                                                        ---------------------

                                                                       Natural                  Wells
                                                       Oil               Gas             -----------------------
Acquisition                State(s)                  (BBLS)             (MMCF)            Gross             Net
-----------                --------                  ------            -------           ------           ------
Sugarland                  TX                           437                11               14             0.078
First Energy               AL, AR, CO,
                           KS, LA, MS,
                           OK, TX, WY                 1,937                37              145             0.240
Eva Asby                   OK                           851                15                1             0.026
AWP                        TX                        14,085               112                1             0.035
                                                     ------             -----             ----             -----
                                                     17,310               175              161             0.379
                                                     ------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1996 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1996 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

Item 3. Legal Proceedings

         The Partnership is not aware of any material pending legal proceedings to which it is a party or of which any of its property is the subject.

Item 4. Submission of Matters to a Vote of Security Holders

         No matters were submitted to a vote of limited partners during the fourth quarter of the fiscal year covered by this report.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.

                                     PART II


Item 5. Market Price of and Distributions on the Registrant's Units and Related Limited Partner Matters

Market Information

         Units in the Partnership were initially sold at a price of $100 per Unit. Units are not traded on any exchange and there is no established public trading market for the Units. Swift is aware of negotiated transfers of Units between unrelated parties; however, these transfers have been limited and sporadic. Due to the nature of these transactions, Swift has no verifiable information regarding prices at which Units have been transferred.

Holders

         As of December 31, 1996, there were 173 Limited Partners holding Units in the Partnership.

Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to the restrictions set forth in the Limited Partnership Agreement. In the fiscal years ended December 31, 1995 and 1996, the Partnership distributed a total of $31,500 and $1,800, respectively, to the holders of its Units. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to holders of Units can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1997, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

         The Partnership's Limited Partnership Agreement contains various provisions which might serve to delay, defer or prevent a change in control of the Partnership, such as the requirement of a vote of Limited Partners in order to sell all or substantially all of the Partnership's properties or the requirement of consent by the Managing General Partner to transfers of limited partnership interests and provisions prohibiting the transfer of Limited Partnership Units in any fiscal year in excess of a limit which has been established in order to comply with certain federal income tax regulations.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


Item 6. Selected Financial Data

         The following selected financial data, prepared in accordance with generally accepted accounting principles for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, should be read in conjunction with the financial statements included in Item 8:

                                   1996              1995                1994               1993              1992
                              ------------      ---------------    ---------------     -------------    -------------
     Revenues                 $     20,284      $         7,222    $       160,850     $     204,417    $     130,869
     Income                   $   (218,256)     $       (93,172)   $        13,936     $      39,171    $    (347,145)
     Total Assets             $    327,455      $       619,854    $       670,888     $     779,664    $     830,118
     Cash Distributions       $      1,799      $        32,846    $       100,574     $     121,399    $     188,723


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

         The Partnership has expended all of the partners' net commitments available for property acquisitions and development by acquiring nonoperating interests in producing oil and gas properties. The partnership invests primarily in proved producing properties with nominal levels of future costs of development for proven but undeveloped reserves. Significant purchases of additional reserves or extensive drilling activity are not anticipated. Oil and gas reserves are depleting assets and therefore often experience significant production declines each year from the date of acquisition through the end of the life of the property. The primary source of liquidity to the Partnership comes almost entirely from the income generated from nonoperating interests in oil and gas produced from oil and gas properties. This source of liquidity and the related results of operations will decline in future periods as the oil and gas produced from these properties also declines.

Results of Operations

         Income from nonoperating interests increased 182 percent in 1996 over 1995. Oil and gas sales increased 4 percent in 1996 vs. 1995. Increases in both 1996 gas and oil prices were major contributors to the increased revenues. The Partnership experienced an increase in gas prices of 76 percent or $1.11/MCF and an increase in oil prices of 22 percent or $3.57/BBL. Production volumes decreased 38 percent due to a 45 percent gas production decrease. The production declines partially offset the effect of increased oil and gas prices impacting partnership performance.

         Associated amortization expense decreased 6 percent in 1996 when compared to 1995.

         Income from nonoperating interests decreased 96 percent in 1995 over 1994. Oil and gas sales decreased 58 percent in 1995 vs. 1994. Production volumes decreased 50 percent due to a 52 percent gas production decrease and a 12 percent oil production decline. Since the Partnership's reserves are 78 percent gas, the decrease in gas production, due to accelerated production declines on mature wells, a reduction in development drilling in the current year and production curtailments due to declining prices, had a major impact on partnership performance. A decline in the 1995 gas prices of 24 percent or $.45/MCF further contributed to the Partnership's decreased revenues.

         Associated amortization expense decreased 47 percent in 1995 when compared to 1994.

         The Partnership recorded an additional provision in amortization in 1996 and 1995 when the present value, discounted at ten percent, of estimated future net revenues from oil and gas properties, using the guidelines of the Securities and Exchange Commission, was below the fair market value paid for oil and gas properties resulting in a full cost ceiling impairment.

         During 1997, the Partnership revenues and costs will be shared between the limited and general partners in a 90:10 ratio, based on the annualized rate of cash distributions by the Partnership during a certain period prior to December 31, 1996. Based on current oil and gas prices, current levels of oil and gas production and expected cash distributions during 1997, the Managing General Partner anticipates that the Partnership sharing ratio will continue to be 90:10.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


Item 8. Financial Statements and Supplementary Data

         See Part IV, Item 14(a) for index to financial statements.

Item 9. Disagreements on Accounting and Financial Disclosure

         None.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.

                                    PART III


Item 10.  Directors and Executive Officers of the Registrant

         As a limited partnership, the Registrant has no directors or executive officers. The business and affairs of the Registrant are managed by Swift as Managing General Partner. Set forth below is certain information as of March 17, 1997 regarding the directors and executive officers of Swift.

                                             Position(s) with
         Name              Age            Swift and Other Companies
         ----              ---            -------------------------
                                    DIRECTORS

A. Earl Swift              63       President, Chief Executive Officer and
                                    Chairman of the Board

Virgil N. Swift            68       Executive Vice President - Business
                                    Development, Vice Chairman of the Board

G. Robert Evans            65       Director of Swift; Chairman of the Board,
                                    Material Sciences Corporation;
                                    Director, Consolidated Freightways, Inc.,
                                    Fibreboard  Corporation,   Elco  Industries,
                                    and Old Second Bancorp

Raymond O. Loen            72       Director of Swift; President, R. O. Loen
                                    Company

Henry C. Montgomery        61       Director of Swift; Chairman of the Board,
                                    Montgomery Financial Services Corporation;
                                    Director, Southwall Technology Corporation

Clyde W. Smith, Jr.        48       Director of Swift; President, Somerset
                                    Properties, Inc.

Harold J. Withrow          69       Director of Swift

                                    EXECUTIVE OFFICERS

Terry E. Swift             41       Executive Vice President, Chief
                                    Operating Officer

John R. Alden              51       Senior Vice President - Finance,
                                    Chief Financial Officer and Secretary

Bruce H. Vincent           48       Senior Vice President - Funds Management

James M. Kitterman         52       Senior Vice President - Operations

Alton D. Heckaman, Jr.     39       Vice President - Finance and Controller


                                     III-1

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


         From time to time, Swift as Managing General Partner of the Partnership purchases Units in the Partnership from investors who offer the Units pursuant to their right of presentment, which purchases are made pursuant to terms set out in the Partnership's original Limited Partnership Agreement. Due to the frequency and large number of these transactions, Swift reports these transactions under Section 16 of the Securities Exchange Act of 1934 on an annual rather than a monthly basis. In some cases such annual reporting may constitute a late filing of the required Section 16 reports under the applicable
Section 16 rules.

         With respect to the Partnership's 1992 fiscal year, each executive officer named above made a late filing of one report required by Section 16 of the Securities Exchange Act of 1934. In each case, the required filing was an initial ownership report stating that such officer did not own any securities of the Partnership.

Item 11.  Executive Compensation

         As noted in Item 10, "Directors and Executive Officers of the Registrant," above, the Partnership has no executive officers. The executive officers of Swift and VJM are not compensated by the Partnership.

         Certain fees and allowances contemplated by the Limited Partnership Agreement were paid by the Partnership to Swift and VJM. See Note (4) in Notes To Financial Statements (Related-Party Transactions) for further discussion.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

         No single limited partner is known to the Partnership to be the beneficial owner of more than five percent of the Partnership's Units.

         Swift and VJM are not aware of any arrangement, the operation of which may at a subsequent date result in a change in control of the Partnership.

Item 13.  Certain Relationships and Related Transactions

         As noted in Item 10, "Directors and Executive Officers of the Registrant," above, the Partnership has no executive officers or directors, and thus has not engaged in any transactions in which any such person had an interest. The Partnership is permitted to engage in certain transactions with Swift as Managing General Partner and VJM as Special General Partner, subject to extensive guidelines and restrictions are described in the "Conflicts of Interest" section of the Amended Prospectus contained in the Registration Statement, which is incorporated herein by reference.

         Summarized below are the principal transactions that occurred between the Partnership, on one hand, and Swift, VJM and their affiliates, on the other.

Certain Transactions with General Partners

         1. As described in Item 1, "Business," above, during 1991 the Partnership entered into an NP/OR Agreement with the Operating Partnership, which is also managed by Swift and VJM. Pursuant to such NP/Or Agreement, the Operating Partnership acquired the oil and gas properties described under Item 2 above and conveyed nonoperating interests therein to the Partnership.

         2. Swift acts as operator for many of the wells in which the Partnership has nonoperating interests and has received compensation for such activities in accordance with standard industry operating agreements.

         3. The Partnership paid to Swift and VJM certain fees as contemplated by the Limited Partnership Agreement. See Note (4) in Notes To Financial Statements (Related-Party Transactions) for further discussion.


                                     III-2

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.

                                     PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K

      a(1)     FINANCIAL STATEMENTS                                  PAGE NO.
                                                                     --------
               Report of Independent Public Accountants                IV-3

               Balance Sheets as of December 31, 1996 and 1995         IV-4

               Statements of Operations for the years ended
                  December 31, 1996, 1995 and 1994                     IV-5

               Statements of Partners' Capital for the years ended
                  December 31, 1996, 1995 and 1994                     IV-6

               Statements of Cash Flows for the years ended
                  December 31, 1996, 1995 and 1994                     IV-7

               Notes to Financial Statements                           IV-8

       a(2)    FINANCIAL STATEMENT SCHEDULES

               All schedules required by the SEC are either inapplicable or the required information is included in the Financial Statements, the Notes thereto, or in other information included elsewhere in this report.

       a(3)    EXHIBITS

               3.1 Limited Partnership Agreement of Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., dated March 31, 1991. (Form 10-K for year ended December 31, 1991, Exhibit 3.1).

               3.2 Certificate of Limited Partnership of Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., as filed March 29, 1991, with the Texas Secretary of State. (Form 10-K for year ended December 31, 1991, Exhibit 3.2).

               10.1 Net Profits and Overriding Royalty Interest Agreement between Swift Energy Managed Pension Assets Partnership 1991-A Ltd. and Swift Energy Income Partners 1991-A Ltd. dated March 31, 1991. (Form 10-K for year ended December 31, 1991, Exhibit 10.1).

               99.1 A copy of the following section of the Amended Prospectus dated November 13, 1987, contained in Post-Effective Amendment No. 1 to Registration Statement No. 33-15998 on Form S-1 for Swift Energy Managed Pension Assets Partnership I, as filed on November 3, 1988, which have been incorporated herein by reference: "Proposed Activities" (pp 38 - 48) and "Conflicts of Interest" (pp. 70 - 79). (Form 10-K for year ended December 31, 1991,
                      Exhibit 28.1).

  b(1) REPORTS ON FORM 8-K

          No reports on Form 8-K have been filed during the quarter ended December 31, 1996.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.


Supplemental Information to be Furnished with Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to
Section 12 of the Act.

         No annual report to security holders covering the Partnership's 1996 fiscal year, or proxy statement, form of proxy or other proxy soliciting material has been sent to Limited Partners of the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Swift Energy Managed Pension Assets Partnership 1991-A, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., (a Texas limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the general partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.






                                           ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1997

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995


                                                                                             1996                 1995
                                                                                       --------------       --------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,208       $        1,149
              Nonoperating interests income receivable                                         11,948               18,318
                                                                                       --------------       --------------
                   Total Current Assets                                                        13,156               19,467
                                                                                       --------------       --------------
         Nonoperating interests in oil and gas
              properties, using full cost accounting                                        1,596,442            1,650,976
         Less-Accumulated amortization                                                     (1,282,143)          (1,050,589)
                                                                                       --------------       --------------
                                                                                              314,299              600,387
                                                                                       --------------       --------------
                                                                                       $      327,455       $      619,854
                                                                                       ==============       ==============


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts payable and accrued liabilities                                 $           --       $       35,350
              Payable related to excess costs                                                 308,068              345,062
                                                                                       --------------       --------------
                   Total Current Liabilities                                                  308,068              380,412
                                                                                       --------------       --------------

         Partners' Capital                                                                     19,387              239,442
                                                                                       --------------       --------------
                                                                                       $      327,455       $      619,854
                                                                                       ==============       ==============


                 See accompanying notes to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                       1996            1995               1994
                                                                ---------------  ---------------   ---------------
REVENUES:
   Income from nonoperating interests                           $        20,225  $         7,159   $       160,810
   Interest income                                                           59               63                40
                                                                ---------------  ---------------   ---------------
                                                                         20,284            7,222           160,850
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Amortization                                                         231,554           93,235           116,735
   General and administrative                                             6,986            7,159            30,179
                                                                ---------------  ---------------   ---------------
                                                                        238,540          100,394           146,914
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $      (218,256) $       (93,172)  $        13,936
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------     --------------
Balance,
    December 31, 1993                         $       365,570   $        21,970  $        64,558     $      452,098

Income (Loss)                                           8,946            10,299           (5,309)            13,936

Cash Distributions                                    (86,800)          (13,774)              --           (100,574)
                                              ---------------   ---------------  ---------------     --------------
Balance,
    December 31, 1994                                 287,716            18,495           59,249            365,460
                                              ---------------   ---------------  ---------------     --------------

Income (Loss)                                         (81,536)              873          (12,509)           (93,172)

Cash Distributions                                    (31,500)           (1,346)              --            (32,846)
                                              ---------------   ---------------  ---------------     --------------
Balance,
    December 31, 1995                                 174,680            18,022           46,740            239,442
                                              ---------------   ---------------  ---------------     --------------

Income (Loss)                                        (196,564)           (1,056)         (20,636)          (218,256)

Cash Distributions                                     (1,799)               --               --             (1,799)
                                              ---------------   ---------------  ---------------     --------------
Balance,
    December 31, 1996                         $       (23,683)  $        16,966  $        26,104     $       19,387
                                              ===============   ===============  ===============     ==============



Limited Partners' net income (loss)
    per unit

      1994                                    $           .62
                                               ==============
      1995                                    $         (5.63)
                                              ===============
      1996                                    $        (13.57)
                                              ===============


                 See accompanying notes to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                       1996              1995             1994
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $      (218,256)  $       (93,172) $        13,936
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Amortization                                                                       231,554            93,235          116,735
      Change in assets and liabilities:
        (Increase) decrease in nonoperating interests income receivable                    6,370            (1,020)          38,126
        Increase (decrease) in accounts payable
          and accrued liabilities                                                        (35,350)           32,835             (324)
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                    (15,682)           31,878          168,473
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to nonoperating interests in oil
      and gas properties                                                                 (20,866)          (42,149)         (48,404)
    Proceeds from sales of nonoperating interests
      in oil and gas properties                                                           75,400             1,030            2,359
    Increase (decrease) in payable related to excess costs                               (36,994)           42,149          (21,814)
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                     17,540             1,030          (67,859)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                        (1,799)          (32,846)        (100,574)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          59                62               40
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,149             1,087            1,047
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $         1,208   $         1,149  $         1,087
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., a Texas limited partnership (the Partnership), was formed on March 31, 1991, for the purpose of purchasing net profits interests, overriding royalty interests and royalty interests (collectively, "nonoperating interests") in producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 173 limited partners made total capital contributions of $1,448,986.

         Nonoperating interests acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had not occurred as of December 31, 1996. The general partners expect to present for limited partners consideration in 1997, a proposal to liquidate the partnership.

(2)  Significant  AccountingPolicies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Nonoperating Interests in Oil and Gas Properties --

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for nonoperating interests in oil and gas properties. Under this method of accounting, all costs incurred in the acquisition of nonoperating interests in oil and gas properties are capitalized. The unamortized cost of nonoperating interests in oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from nonoperating interests in proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of nonoperating interests in oil and gas properties are treated as a reduction of the cost of the nonoperating interests with no gains or losses recognized except in significant transactions.

         The Partnership computes the provision for amortization of nonoperating interests in oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of nonoperating interests in oil and gas properties by an overall rate determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves attributable to the Partnership's nonoperating interests at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


Statements of Cash Flows --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

(3) Acquisition of Nonoperating Interests in Oil and Gas Property Costs -

         Effective March 31, 1991, the Partnership entered into a Net Profits and Overriding Royalty Interests Agreement (NP/OR Agreement) with Swift Energy Income Partners 1991-A, Ltd. (Operating Partnership), managed by Swift, for the purpose of acquiring interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has been conveyed a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs, as defined. Property acquisition costs are amounts actually paid by the Operating Partnership for the properties plus costs incurred by the Operating Partnership in acquiring the properties and costs related to screening and evaluation of properties not acquired. In 1996, 1995 and 1994, the Partnership acquired nonoperating interests in producing oil and gas properties for $20,866, $42,149 and $48,404. The operating costs associated with the NP/OR Agreement exceeded the oil and gas sales by $26,221 in 1995 and will be carried over and charged against future net profits earned in subsequent periods.

         During 1996 and 1995, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in additional provisions for amortization of $173,145 and $30,845, respectively. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1996 and 1995, resulting in a valuation allowance of $155,284 and $21,760. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's valuation allowance. The "combining adjustment" changes quarterly as the Partnership's total amortization provision is more or less than the combined amortization provision attributable to general and limited partners.

(4) Related-Party Transactions -

         An affiliate of the Special General Partner, as Dealer Manager, received $36,225 for managing and overseeing the offering of limited partnership units.

         A one-time management fee of $36,225 was paid to Swift in 1991 for services performed for the Partnership. During 1994, the Partnership paid Swift $21,735 as a general and administrative overhead allowance.

(5) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's royalty income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Royalty income reported on the Partnership's federal return of income for the years ended December 31, 1996, 1995 and 1994 was $2,186, $0 and $84,166, respectively. The difference between royalty income for federal income tax purposes reported by the Partnership and income or loss from nonoperating interests reported herein primarily results from the exclusion of amortization (as described below) from ordinary income reported in the Partnership's federal return of income.

         For  federal  income  tax  purposes,   amortization   with  respect  to
nonoperating interests in oil and gas properties is computed separately by the partners and not by the Partnership. Since the amount of amortization on nonoperating interests in oil and gas is not computed at the Partnership level, amortization is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the nonoperating interests in oil and gas properties, and thus is treated as a separate item on the partners' Schedule K-1. Amortization for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                   NOTED TO FINANCIAL STATEMENTS (CONTINUED)


(6) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         The Partnership extends credit to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

           SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              SWIFT ENERGY MANAGED PENSION
                                              ASSETS PARTNERSHIP 1991-A, LTD.
                                              (Registrant)

                                     By:      SWIFT ENERGY COMPANY
                                              General Partner

Date:      March 17, 1997            By:      s/b A. Earl Swift
           --------------                     ----------------------------------
                                              A. Earl Swift
                                              President

Date:      March 17, 1997            By:      s/b John R. Alden
           --------------                     ----------------------------------
                                              John R. Alden
                                              Principal Financial Officer

Date:      March 17, 1997            By:      s/b Alton D. Heckaman, Jr.
           --------------                     ----------------------------------
                                              Alton D. Heckaman, Jr.
                                              Principal Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                              SWIFT ENERGY MANAGED PENSION
                                              ASSETS PARTNERSHIP 1991-A, LTD.
                                              (Registrant)

                                     By:      SWIFT ENERGY COMPANY
                                              General Partner

Date:      March 17, 1997            By:      s/b A. Earl Swift
           --------------                     ----------------------------------
                                              A. Earl Swift
                                              Director and Principal
                                              Executive Officer

Date:      March 17, 1997            By:      s/b Virgil N. Swift
           --------------                     ----------------------------------
                                              Virgil N. Swift
                                              Director and Executive
                                              Vice President - Business
                                              Development

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.



Date:      March 17, 1997            By:      s/b G. Robert Evans
           --------------                     ----------------------------------
                                              G. Robert Evans
                                              Director

Date:      March 17, 1997            By:      s/b Raymond O. Loen
           --------------                     ----------------------------------
                                              Raymond O. Loen
                                              Director

Date:      March 17, 1997            By:      s/b Henry C. Montgomery
           --------------                     ----------------------------------
                                              Henry C. Montgomery
                                              Director

Date:      March 17, 1997            By:      s/b Clyde W. Smith, Jr.
           --------------                     ----------------------------------
                                              Clyde W. Smith, Jr.
                                              Director

Date:      March 17, 1997            By:      s/b Harold J. Withrow
           --------------                     ----------------------------------
                                              Harold J. Withrow
                                              Director

                                    FORM 10-Q



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


            [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 1997

                                       OR

            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      For the transition period from ________________ to _________________

                       Commission File number 33-15998-12


          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
             (Exact name of registrant as specified in its charter)

                  Texas                                   76-0325631
(State or other jurisdiction of organization) (I.R.S. Employer Identification No.)


                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)
                                   (Zip Code)

                                  (281)874-2700
              (Registrant's telephone number, including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  X      No
   ----       ----

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.

                                      INDEX



PART I.    FINANCIAL INFORMATION                                       PAGE
      ITEM 1.    Financial Statements

            Balance Sheets

                - March 31, 1997 and December 31, 1996                   3

            Statements of Operations

                - Three month periods ended March 31, 1997 and 1996      4

            Statements of Cash Flows

                - Three month periods ended March 31, 1997 and 1996      5

            Notes to Financial Statements                                6

      ITEM 2.    Management's Discussion and Analysis of Financial
                     Condition and Results of Operations                 8

PART II.    OTHER INFORMATION                                            9


SIGNATURES                                                              10

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                                 BALANCE SHEETS





                                                                                          March 31,           December 31,
                                                                                            1997                  1996
                                                                                       --------------       --------------
                                                                                         (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,214       $        1,208
              Nonoperating interests income receivable                                         26,012               11,948
                                                                                       --------------       --------------
                   Total Current Assets                                                        27,226               13,156
                                                                                       --------------       --------------
         Nonoperating interests in oil and gas
              properties, using full cost accounting                                        1,596,861            1,596,442
         Less-Accumulated amortization                                                     (1,321,439)          (1,282,143)
                                                                                       --------------       --------------
                                                                                              275,422              314,299
                                                                                       --------------       --------------
                                                                                       $      302,648       $      327,455
                                                                                       ==============       ==============


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Payable related to excess costs                                                 298,193              308,068
                                                                                       --------------       --------------

         Partners' Capital                                                                      4,455               19,387
                                                                                       --------------       --------------
                                                                                       $      302,648       $      327,455
                                                                                       ==============       ==============


                 See accompanying notes to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                                       Three Months Ended
                                                                                             March 31,
                                                                                 ---------------------------------
                                                                                       1997              1996
                                                                                 ---------------   ---------------
         REVENUES:
             Income from nonoperating interests                                  $        26,983   $         5,402
             Interest income                                                                   5                 5
                                                                                 ---------------   ---------------
                                                                                          26,988             5,407
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Amortization                                                                 39,296            11,963
             General and administrative                                                    2,625             5,402
                                                                                 ---------------   ---------------
                                                                                          41,921            17,365
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $       (14,933)  $       (11,958)
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1997                       $         (1.03)
                                              ===============
         March 31, 1996                       $          (.83)
                                              ===============


                 See accompanying note to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                            Three Months Ended
                                                                                                  March 31,
                                                                                ---------------------------------------
                                                                                       1997                   1996
                                                                                ----------------        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $        (14,933)       $       (11,958)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Amortization                                                                        39,296                 11,963
      Change in assets and liabilities:
        (Increase) decrease in nonoperating interests income receivable                  (14,064)                (4,637)
        Increase (decrease) in accounts payable
          and accrued liabilities                                                             --                 (6,008)
                                                                                ----------------        ---------------
                 Net cash provided by (used in) operating activities                      10,299                (10,640)
                                                                                ----------------        ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Additions to nonoperating interests
           in oil and gas properties                                                        (419)               (11,083)
        Proceeds from sale of nonoperating interests
           in oil and gas properties                                                          --                    160
        Increase (decrease) in payable related to excess costs                            (9,874)                23,368
                                                                                ----------------        ---------------
                 Net cash provided by (used in) investing activities                     (10,293)                12,445
                                                                                ----------------        ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Cash distributions to partners                                                          --                 (1,799)
                                                                                ----------------        ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           6                      6
                                                                                ----------------        ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,208                  1,149
                                                                                ----------------        ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,214        $         1,155
                                                                                ================        ===============
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                    $             --        $         8,276
                                                                                ================        ===============


                 See accompanying notes to financial statements.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1996 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Managed Pension Assets Partnership 1991-A, Ltd., a Texas limited partnership ("the Partnership"), was formed on March 31, 1991, for the purpose of purchasing net profits interests, overriding royalty interests and royalty interests (collectively, "nonoperating interests") in producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 173 limited partners made total capital contributions of $1,448,986.

                  Nonoperating interests acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. The general partners expect to present for limited partners consideration in 1997, a proposal to liquidate the partnership.

(3)  Significant Accounting Policies -

       Use of Estimates --

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates. Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Nonoperating Interests in Oil and Gas Properties --

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for nonoperating interests in oil and gas property costs. Under this method of accounting, all costs incurred in the acquisition of nonoperating interests in oil and gas properties are capitalized. The unamortized cost of nonoperating interests in oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from nonoperating interests in proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of nonoperating interests in oil and gas properties are treated as a reduction of the cost of the nonoperating interests with no gains or losses recognized except in significant transactions.

                  The Partnership computes the provision for amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties by an overall rate determined by dividing the physical units of oil and gas produced during the period by the total estimated proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $36,225 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $36,225 was paid to Swift for services performed for the Partnership.

                  The Partnership entered into a Net Profits and Overriding Royalty Interests Agreement ("NP/OR Agreement") with Swift Energy Income Partners 1991-A, Ltd. ("Operating Partnership"), managed by Swift, for the purpose of acquiring nonoperating interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has been conveyed a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  The Partnership extends credit to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(6)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1991-A, LTD.
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


GENERAL

      The Partnership is formed for the purpose of investing in nonoperating interests in producing oil and gas properties located within the continental United States. In order to accomplish this, the Partnership goes through two distinct yet overlapping phases with respect to its liquidity and results of operations. When the Partnership is formed, it commences its "acquisition" phase, with all funds placed in short-term investments until required for the acquisition of nonoperating interests. Therefore, the interest earned on these pre-acquisition investments becomes the primary cash flow source for initial partner distributions. As the Partnership acquires nonoperating interests in producing properties, net cash from ownership of nonoperating interests becomes available for distribution, along with the investment income. After all partnership funds have been expended on nonoperating interests in producing oil and gas properties, the Partnership enters its "operations" phase. During this phase, income from nonoperating interests in oil and gas sales generates substantially all revenues, and distributions to partners reflect those revenues less all associated partnership expenses. The Partnership may also derive proceeds from the sale of nonoperating interests in acquired oil and gas properties, when the sale of such interests is economically appropriate or preferable to continued operations.

LIQUIDITY AND CAPITAL RESOURCES

      The Partnership has completed acquisition of nonoperating interests in producing oil and gas properties, expending all of the limited partners' net commitments available for property acquisitions.

      Under the NP/OR Agreement, the Managing General Partner acquires interests in oil and gas properties from outside parties and sells these interests to an affiliated operating partnership, who in turn creates and sells to the Partnership nonoperating interests in these same oil and gas properties. The Managing General Partner expects funds available from net profits interests to be distributed to the partners.

RESULTS OF OPERATIONS

      Income from nonoperating interests increased 399 percent in the first quarter of 1997 when compared to the same quarter in 1996. Oil and gas sales increased $11,638 or 41 percent in the first quarter of 1997 when compared to the same period in 1996, primarily due to increased gas production. An increase in gas production of 79 percent had a significant impact on partnership performance. Current quarter oil production declined 42 percent when compared to first quarter 1996 oil volumes, partially offsetting the effect of increased gas production.

      Associated amortization expense increased 52 percent or $6,172.

      The Partnership recorded an additional provision in depreciation, depletion and amortization in the first quarter of 1997 for $21,161 when the present value, discounted at ten percent, of estimated future net revenues from oil and gas properties, using the guidelines of the Securities and Exchange Commission, was below the fair market value originally paid for oil and gas properties. The additional provision results from the Managing General Partner's determination that the fair market value paid for properties may or may not coincide with reserve valuations determined according to guidelines of the Securities and Exchange Commission. Using prices in effect at March 31, 1997, the Partnership would have recorded an additional provision at March 31, 1997 in the amount of $72,738.

      During 1997, partnership revenues and costs will be shared between the limited partners and general partners in a 90:10 ratio.

                          SWIFT ENERGY MANAGED PENSION
                         ASSETS PARTNERSHIP 1991-A, LTD.
                           PART II - OTHER INFORMATION




ITEM 5.    OTHER INFORMATION


                                     -NONE-

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               SWIFT ENERGY MANAGED PENSION
                                               ASSETS PARTNERSHIP 1991-A, LTD.
                                               (Registrant)

                                    By:        SWIFT ENERGY COMPANY
                                               Managing General Partner


Date:     May 5, 1997               By:        /s/ John R. Alden
          -----------                          --------------------------------
                                               John R. Alden
                                               Senior Vice President, Secretary
                                               and Principal Financial Officer

Date:     May 5, 1997               By:        /s/ Alton D. Heckaman, Jr.
          -----------                          --------------------------------
                                               Alton D. Heckaman, Jr.
                                               Vice President, Controller
                                               and Principal Accounting Officer

May 9, 1997

Swift Energy Managed Pension Assests P1991-A, Ltd.
16825 Northchase Drive, Suite 400
Houston, Texas  77067

                                         Re:      Fair Market Value Opinion
                                                  Swift Energy Managed Pension
                                                  Assets P1991-A, Ltd.
                                                  Selected Interests AWP Field
                                                  McMullen County, Texas
                                                  As of  January 1, 1997


Dear Ladies and Gentlemen:

At the request of Swift Energy Company (SWIFT), J. R. Butler and Company (JRBCo) has conducted an evaluation of the hydrocarbon reserves and future net revenues as of January 1, 1997, associated with specified wells and undeveloped locations (see Table I) in Sections 37 and 42 located in the AWP (Olmos) field, McMullen County, Texas. From this evaluation JRBCo has generated its opinion of a "fair market value" for these properties. In JRBCo's opinion, the aggregate market value of the properties listed in Table I is approximately 138.6 M$.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under reasonable price and cost escalation scenarios. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the undeveloped locations, reserves were determined by a combination of volumetric calculations (geologic mapping) and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of reserves were performed (with exception of the escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers
(SPE) and the Society of Petroleum Evaluation Engineers (SPEE).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCo were through October 1996.

Gas and liquid prices were obtained from averaging the actual prices received by SWIFT in 1996 through the month of October. The value of the wet gas stream was reflected by the Btu-adjusted gas price for each well. An additional adjustment in gas prices included a 5% reduction to reflect lease use.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were based on data supplied by SWIFT for the first ten months of 1996. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net revenue shown in this report and used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net revenue as stated in this report is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against the spread of future net revenue (FNR) values obtained from three pricing scenarios (one non-escalated and two escalation assumptions) and two present value (PV) discount rates of 10% and 17%. These values compared favorably with empirical guidelines such as multiples of annual income and $/BOE.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations. For the producing gas wells, JRBCo was able to substantiate production volumes and rates through independent sources.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCo, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCo is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. JRBCo's compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

Read and Approved:


/s/ Brian E. Ausburn
-----------------------
Brian E. Ausburn, President

Date: May 9, 1997

RLL/JRP/BEA:mlc
Attachments

                      TABLE I: List of Properties Evaluated

           Well                 Reserves Category        Working Interest, %      Net Revenue Interest, %
-----------------------------   -----------------        -------------------      -----------------------
Bracken et al. 64                      PVPD                     1.727                      1.407
Bracken et al. 66                      PVSI                     3.454                      2.813
Bracken et al. 71                      PVPD                     1.727                      1.407
Bracken et al.                         PVPD                     3.454                      1.407
Bracken et al. 75                      PVPD                     3.454                      2.813
Bracken et al. 66 (WO)                 PBBP                     3.454                      2.813
Undeveloped 37-1                       PVUD                     3.454                      2.813
Undeveloped 37-2                       PVUD                     3.454                      2.813
Undeveloped 37-3                       PVUD                     3.454                      2.813
Undeveloped 37-4                       PVUD                     3.454                      2.813
Undeveloped 37-5                       PVUD                     3.454                      2.813
Undeveloped 37-6                       PBUD                     3.454                      2.813
Undeveloped 37-7                       PBUD                     3.454                      2.813
Undeveloped 37-8                       PSUD                     3.454                      2.813
Undeveloped 42-1                       PVUD                     1.727                      1.407
Undeveloped 42-2                       PVUD*                    1.727                      1.407
Undeveloped 42-3                       PBUD*                    1.727                      1.407
Undeveloped 42-4                       PBUD*                    1.727                      1.407
Undeveloped 42-5                       PSUD*                    1.727                      1.407
Undeveloped 42-6                       PSUD*                    1.727                      1.407

      *Negative cash flow.  Considered zero in "market value" calculations.

                                  May 20, 1997




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060


                                 Swift Energy Managed Pension Assets 1991-A Ltd. 97-003-131

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1996, prepared by Swift Energy Company ("Swift") for certain interests owned by the limited partners in Swift Energy Managed Pension Assets 1991-A Ltd. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category as follows:

                                            Estimated                                   Estimated
                                          Net Reserves                             Future Net Cash Flow
                                 ---------------------------------             ---------------------------------
                                    Oil &                                                           Discounted
                                 Condensate                  Gas                                       at 10%
                                  (Barrels)                 (Mcf)              Nondiscounted          Per Year
                                 ----------               --------             -------------        ------------

Proved Developed                     4,765                  80,566               $ 176,097            $ 115,376

Proved Undeveloped                  10,605                  68,630               $ 233,431            $ 141,016
                                   -------                 -------               ---------            ---------
Total Proved                        15,370                 149,196               $ 409,528            $ 256,392

G & A                                                                            $ (32,056)           $ (18,136)
                                   -------                 -------               ---------            ---------

TOTAL                               15,370                 144,196               $ 377,472            $ 238,256

Swift Energy Company              - 2 -                             May 20, 1997

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease. For these projections, the oil and gas prices were assumed to be $21.00 per barrel and $2.25 per MMBTU respectively.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves in this report conform to the applicable definitions promulgated by the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. Attachment I, following this letter, sets forth all reserve definitions incorporated in this study.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October, 1996, except in those instances in which data were available through December. Interim production to December 31, 1996, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.





Swift Energy Company                 -3 -                           May 20, 1997

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                                Yours very truly,

                                                H.J. GRUY AND ASSOCIATES, INC.



                                                By:  /s/ James H. Hartsock
                                                   -----------------------------
                                                   James H. Hartsock, PhD., P.E.
                                                   Executive Vice President

JHH:gdm

Attachment
C:\SWIFT\1991-A.131